Exhibit 10.2

PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

Between

AR I BORROWER, LLC

a Delaware limited liability company

(“Seller”)

and

BLUEROCK REAL ESTATE, L.L.C.

a Delaware limited liability company

(as the “Purchaser”)

Covering

Real property located at 10320 Grobie Way, Charlotte, North Carolina 28216,

known as Ashton Reserve at Northlake Phase I

PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS

This PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Agreement”) is entered into as of May 12, 2015 (“Agreement Date”), by and between AR I BORROWER, LLC, a Delaware limited liability company (“Seller”) and BLUEROCK REAL ESTATE, L.L.C., a Delaware limited liability company (“Purchaser”), and is joined in as to certain matters by AR OWNER, LLC, a Delaware limited liability company (“AR Owner”).

RECITALS

A.           Seller is the fee owner of that certain real property located at 10320 Grobie Way, Charlotte, Mecklenburg County, North Carolina 28216, known as Ashton Reserve at Northlake Phase I, as more particularly described in Exhibit A attached hereto (the “Phase I Land”) and made a part hereof, and the improvements (the “Phase I Improvements”) thereon. The Phase I Land and the Phase I Improvements are sometimes hereafter referred to collectively as the “Phase I Real Property.”

B.           Seller is also the owner of the personal property more particularly described in Exhibit B attached hereto and made a part hereof (any therein being hereinafter collectively referred to as the “Phase I Personal Property”).

C.           Seller is also the landlord or lessor in, to and under the agreements listed on the rent roll attached hereto as Exhibit C and made a part hereof (the “Phase I Rent Roll”), or any such agreements hereafter executed by Seller in accordance with the terms of this Agreement, pursuant to which any portion of the Phase I Land or Phase I Improvements is used or occupied by anyone other than Seller (the property described in this clause (C) being herein referred to collectively as the “Phase I Leases”).

D.           Seller is also the holder of, or the Phase I Property benefits from, various intangible rights related to the Phase I Real Property and Phase I Personal Property, including books, records, tenant files, plans, specifications, diagrams, building permits, certificates of occupancy, warranties, guaranties and bonds and licenses and permits relating to the ownership and operation of the Phase I Real Property and Phase I Personal Property (collectively, the “Phase I Plans, Licenses and Permits”).

D.           Seller is also the obligee under certain service, supply, maintenance, and like agreements affecting the Phase I Property, which agreements are listed and described on Exhibit D attached hereto (collectively, the “Phase I Contracts”) and made a part hereof. The Phase I Real Property, the Phase I Personal Property, the Phase I Leases, the Phase I Plans, Licenses and Permits and the Phase I Contracts are sometimes hereafter referred to collectively as the “Phase I Property.”

E.           Seller is a party to a loan with SunLife Assurance Company of Canada, a Canadian corporation (“Existing Lender”), evidenced by a Promissory Note dated November 22, 2013 (the “Note”) given by Seller to the order of Existing Lender, which is secured by that certain Deed of Trust, Security Agreement and Fixture Filing dated of even date therewith (the “Trust Deed”), used to finance Seller’s acquisition of the Phase I Property (the “Existing Loan”).

F.           AR Owner, the sole member of Seller, is the purchaser under that certain Purchase and Sale Agreement dated October 31, 2013, as amended (the “Phase II Purchase Contract”) with Northlake Investors 288, LLC, an Alabama limited liability company, as seller (the “Phase II Seller”) pursuant to which AR Owner has contracted to acquire that certain real property and improvements constructed thereon located immediately adjacent to the Phase I Property and known as Ashton Reserve at Northlake Phase II (the “Phase II Property”).

G.           Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all of the Phase I Property, in accordance with the terms and conditions of this Agreement. In connection with such sale, AR Owner has also agreed to assign to Purchaser or Purchaser’s designee AR Owner’s rights under the Phase II Purchase Contract, on and subject to the terms and conditions of this Agreement.

AGREEMENT

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           PURCHASE AND SALE OF PHASE I PROPERTY.

Subject to the terms and conditions herein set forth, Seller agrees that it will sell to Purchaser, and Purchaser agrees that it will acquire from Seller, on the Closing Date (as defined below), the Phase I Property. The purchase price for the Phase I Property shall be equal to Forty-Four Million Seven Hundred Fifty Thousand and 00/100 Dollars ($44,750,000.00), minus the Existing Loan Balance, in cash (the “Purchase Price”), payable in the manner set forth in Section 2 below.

2.           PURCHASE PRICE; DEPOSIT; OPENING OF ESCROW

The Purchase Price shall be paid as follows:

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2.1           Deposit. No later than three (3) business days after the Agreement Date, Purchaser shall deposit with Calloway Title & Escrow, L.L.C. (with the address set forth in Section 14.3); attention: S. Marcus Calloway (“Escrow Holder”) in cash or other immediately available funds the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the “Initial Deposit”). Not later than the expiration of the Due Diligence Period (as hereinafter defined), if Purchaser provides Seller with the Notice to Proceed described in Section 5.3, Purchaser shall deposit with Escrow Holder in cash or other immediately available funds an additional deposit of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Second Deposit”). Escrow Holder shall place the Initial Deposit (and the Second Deposit, if made) into a segregated interest bearing account, and all interest thereon shall accrue for the benefit of the Purchaser. For purposes of this Agreement, “Deposit” means the Initial Deposit and, if and when paid, the Second Deposit. Notwithstanding anything to the contrary in this Agreement, the Initial Deposit shall be refundable to Purchaser for any reason prior to the expiration of the Due Diligence Period; provided, however, that after the expiration of the Due Diligence Period, the Deposit shall only be refundable to Purchaser in the event of (x) the failure of any of Purchaser’s Conditions Precedent to Closing set forth in Section 8, (y) a default by Seller or AR Owner hereunder, or (z) in connection with any other express provision of this Agreement. All interest earned on the Deposit shall not become part of the Deposit but rather shall be paid to Purchaser as it directs.

2.2           Purchase Price. At Closing the Purchaser shall deposit with Escrow Holder the full amount of the Purchase Price, as such amount may be increased or decreased by prorations, credits and other adjustments as herein provided, in cash, by wire transfer or in other immediately available funds no later than the Closing Date, and, in consideration of the AR Owner’s delivery of the Phase II Purchase Contract Assignment, including, without limitation, AR Owner's right, title and interest in and to the $750,000 earnest money deposit under the Phase II Contract, Purchaser shall pay to AR Holder by causing Escrow Holder to release to AR Owner the Purchaser's interest in the Deposit. For avoidance of doubt, the Deposit shall not be credited in favor of Purchaser against the Purchase Price at Closing but shall be paid to Seller by Escrow Holder at Closing (i.e. in addition to the Purchase Price) as contemplated in the manner above.

2.3           Opening of Escrow. Concurrently with the mutual execution of this Agreement (or as soon thereafter as reasonably possible) an escrow (“Escrow”) shall be established with Escrow Holder. For purposes of this Agreement, the “Opening of Escrow” shall mean for all purposes the Agreement Date. A fully executed copy of this Agreement shall serve as escrow instructions to Escrow Holder, and Escrow Holder shall be and is hereby authorized and instructed to deliver pursuant to the terms of this Agreement the documents and monies to be deposited into the Escrow.

3.          EXISTING LENDER APPROVAL OF SALE.

3.1           Existing Loan. For purposes of this Agreement, the principal balance owing Existing Lender pursuant to the Note as of the Closing Date is hereafter referred to as the “Existing Loan Balance.”

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3.2           Existing Loan Approval Contingency.

3.2.1       Consent Requirements; Selling Parties Release. Under the terms of the Trust Deed and the other documents relating to the Existing Loan (collectively, the “Existing Loan Documents”), Existing Lender’s consent to (i) the sale of the Phase I Property to Purchaser, and (ii) the assumption of the Existing Loan by Purchaser (collectively, the “Consent Requirements”) must be obtained prior to Closing or Seller will be in default under the Trust Deed. Additionally, in connection with the transaction that will be permitted by the Consent Requirements, Seller requires that Existing Lender consent to the release of Seller (and those acting and/or signing on behalf of Seller, including applicable guarantors) from all liabilities relating to the Existing Loan arising out of acts or omissions first occurring from and after the Closing (the “Selling Parties Release”). Obtaining Existing Lender’s approval of the Consent Requirements and the Selling Parties Release is hereinafter referred to as the “Existing Loan Approval Contingency.”

3.2.2       Existing Loan Document Modifications. Immediately upon the mutual execution of this Agreement, Purchaser and Seller shall together use diligent and commercially reasonable efforts to secure Existing Lender’s approval with respect to the Consent Requirements and the Selling Parties Release; provided, however, that Seller acknowledges and agrees that Purchaser may require, in connection with any such Existing Lender approval, modifications of the Trust Deed and related Existing Loan Documents (the “Existing Loan Document Modifications”) specifically to permit future intra-party transfers among the parent entities of Purchaser to allow for, inter alia, compliance with certain REIT-related requirements. Seller shall have the right to review and approve Purchaser’s proposed Existing Loan Document Modifications (“Purchaser’s Proposed Existing Loan Modifications”) as follows:

(a) Purchaser shall provide Seller with Purchaser’s Proposed Existing Loan Document Modifications within five (5) days after the Agreement Date;

(b) Seller may, acting in good faith, within five (5) days thereafter reject such Purchaser’s Proposed Existing Loan Modifications; provided, however, that Seller shall accept Purchaser’s Proposed Existing Loan Modifications if Seller has no reasonable belief that such terms will not be accepted by Existing Lender in all material respects; and

(c) if Seller, in good faith, rejects Purchaser’s Proposed Existing Loan Modifications within such five (5) day period, then either Purchaser or Seller may terminate this Agreement and the Escrow by written notice to the other within five (5) days after the preceding five (5) day period, whereupon the Deposit shall be returned to Purchaser and the parties shall have no further obligations hereunder other than the “Surviving Obligations” (as hereinafter defined) and each party shall bear its own costs in connection with the transactions contemplated by this Agreement.

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3.2.3      Approved Existing Loan Document Modifications—Purchaser Termination Right.

(a)          If the Existing Loan Document Modifications, as approved by Existing Lender (the “Approved Existing Loan Modifications”), are materially consistent with Purchaser’s Proposed Existing Loan Modifications as actually submitted by Purchaser to Existing Lender (the “Pro Forma Existing Loan Document Modifications”) and do not contain any Material Adverse Modifications, then Purchaser shall approve the Approved Existing Loan Modifications. Purchaser understands that as part of the Existing Loan Approval Contingency, Existing Lender will require a creditworthy principal or affiliate of Purchaser to sign a guaranty of the non-recourse carveouts set forth in the Note, including but not limited to paragraph 12 of the Note, and possibly of certain environmental (hazardous materials) indemnity obligations, and Purchaser agrees to cause its principal or affiliate to sign such documents provided such documents are commercially reasonable in nature and do not otherwise contain any Material Adverse Modifications.

(b)          If the Approved Existing Loan Modifications contain any Material Adverse Modifications, or otherwise deviate from the Pro Forma Existing Loan Document Modifications in such a way as to have a material adverse impact on the overall transaction contemplated by this Agreement, the Purchaser or the proposed new guarantors or indemnitors for the Existing Loan, then Purchaser shall have the right in its reasonable discretion to terminate this Agreement upon written notice to Seller thereof, whereupon the Deposit shall be returned to Purchaser and the parties shall thereafter have no further obligations hereunder other than the Surviving Obligations.

(c)          For purposes of this Agreement “Material Adverse Modifications” shall mean any of the following: (i) an increase in the interest rate currently stated in the Note, (ii) a requirement to accelerate the pay down of the principal balance of the Existing Loan other than as currently stated in the Existing Loan Documents or an adverse adjustment of the maturity date or the amortization period thereunder, (iii) a requirement that the Purchaser pay or establish material escrows or expenditures other than as currently stated in the Existing Loan Documents, and/or (iv) a requirement that the Purchaser’s non-recourse guarantor agree to recourse provisions other than those currently stated in the Existing Loan Documents. As used in this Section 3.2.3, “currently stated in the Existing Loan Documents” shall mean as such loan terms appear in the Existing Loan Documents, and/or any modified terms as may be agreed by Seller, Purchaser and Existing Lender prior to the expiration of the Due Diligence Period to be effective following the assumption of the Existing Loan.

3.2.4     Seller Cooperation with Purchaser; Purchaser Negotiations with Existing Lender. Seller agrees to reasonably assist and cooperate with Purchaser in connection with the Existing Loan Approval Contingency, including the execution and delivery of all assumption-related documents to the extent required by Section 7.2 and to the extent such documents include the Selling Parties Release; provided, however, nothing herein shall obligate Purchaser to pay or reimburse Seller for Seller’s legal fees that may be incurred in the course of such cooperation. Purchaser shall have the right to negotiate directly with Existing Lender concerning the Existing Loan Approval Contingency and the terms and conditions of any and all documents associated with or required in conjunction with the Existing Loan Approval Contingency (collectively, the “Existing Loan Assumption Documents”), provided that same incorporate the Selling Parties Release.

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3.2.5      Existing Loan Approval Contingency Deadline. If the Existing Loan Approval Contingency is not satisfied within 75 days after the date of this Agreement (the “Existing Loan Approval Contingency Deadline”), then either Purchaser or Seller shall have the right to terminate this Agreement, in which event the Deposit shall be fully refunded to Purchaser and the parties shall have no further obligations to each other, except with respect to the Surviving Obligations.

3.2.6.     [Intentionally Deleted].

3.2.7      Surviving Obligations. As used in this Agreement, the “Surviving Obligations” shall mean all indemnity and related obligations under this Agreement and the provisions of Sections 3.2, 5.2, 6.3, 10.2, 10.4, 10.5, 10.8, 10.10, 11.1 through 11.5 (inclusive), 12.1, 12.3, 13.1 through 13.4 (inclusive), 14.11, 14.13, 14.18, 14.19, 14.20 and 14.21.

3.3         Due Diligence for Selling Parties Release. Purchaser agrees to permit Seller to use Purchaser’s Phase I environmental site assessment for purposes of obtaining the Selling Parties Release, and shall have, at Seller’s prior written request, Purchaser's Phase I environmental site assessment certified to Seller. Purchaser shall cooperate as needed to facilitate same.

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4.          TITLE MATTERS.

4.1           Title Policy. Purchaser and AR Owner shall instruct Escrow Holder to expeditiously deliver to Purchaser and Seller (a) a copy of Seller’s existing title policy (the “Existing Title Policy”) in regard to the Phase I Property; (b) a dated down title report covering the Phase I Real Property (“Phase I Prelim”), (c) copies of all exceptions to title reflected by said Existing Title Policy and Phase I Prelim (“Phase I Title Exceptions”), (d) Seller’s existing survey of the Phase I Real Property (the “Phase I Survey”, and together with the Phase I Prelim and the Phase I Title Exceptions, the “Phase I Title Documents”), (e) a copy of the current title commitment covering the Phase II Property (“Phase II Commitment”), (f) copies of all exceptions to title reflected by said Phase II Commitment (“Phase II Title Exceptions”), and (g) AR Owner’s existing survey of the Phase II Property (the “Phase II Survey”, and together with the Phase II Commitment and the Phase II Title Exceptions, the “Phase II Title Documents” and, together with the Phase I Title Documents, the “Title Documents”). Purchaser acknowledges that (x) title to the Phase I Property is, and will, subject to the objection rights set forth below, remain subject to all Phase I Title Exceptions reflected in the Existing Title Policy, including each item shown in the Phase I Survey, and the Title Company’s standard exceptions and exclusions (which are, unless constituting a Disapproved Exception, collectively referred to herein as “Phase I Permitted Exceptions”); provided, however, that delinquent real property taxes (if any) and other monetary judgments, liens and encumbrances to title with respect to the Phase I Property (other than those relating to the Existing Loan) shall be paid by Seller at the Closing, regardless of whether Purchaser objects to same as a Disapproved Exception and (y) title to the Phase II Property is, and will, subject to the objection rights set forth below, remain subject to all Phase II Title Exceptions reflected in the Phase II Title Commitment, including each item shown in the Phase II Survey, and the Title Company’s standard exceptions and exclusions (which are, unless constituting a Disapproved Exception, collectively referred to herein as “Phase II Permitted Exceptions”). Purchaser shall notify Seller and AR Owner no later than 5:00 p.m. (Eastern time) on May 15, 2015 (the “Title Deadline”) in writing of any Title Exceptions identified in the Title Documents which Purchaser disapproves (collectively, the “Disapproved Exceptions”). Seller and/or AR Owner, as applicable shall notify Purchaser, within five (5) days following receipt of Purchaser’s notice of any Disapproved Exceptions, whether (a) Seller will cure any such Disapproved Exceptions with respect to the Phase I Property and (b) AR Owner is able to get the Phase II Seller to agree to cure any Disapproved Exceptions with respect to the Phase II Property. In the event that Seller or AR Owner does not provide written notice of such party’s election to cure (or for which no commitment from the Phase II Seller to cure has been obtained, as applicable) all the Disapproved Exceptions in such five (5) day period, Purchaser may either elect to (a) accept the Phase I Property and the Phase II Property subject to the Disapproved Exceptions that Seller and/or AR Owner has not elected to cure (or obtained the Phase II Seller’s agreement to cure) and proceed to Closing without any reduction in the Purchase Price, (b) terminate this Agreement, in which event Purchaser shall be entitled to the return of the Deposit or (c) if the Disapproved Exceptions relate to the Phase II Property and, under the Phase II Purchase Contract, the Phase II Seller has the obligation to cure such Disapproved Exceptions, request that AR Owner exercise its default rights under the Phase II Purchase Contract, including, if applicable, to terminate the Phase II Purchase Contract (in which event the terms of Section 7.4 hereof shall apply). Seller, AR Owner and Purchaser hereby agree that, with the exception of the Existing Loan Documents associated with the Existing Loan, the existence of any mortgages, deeds of trust, liens or monetary encumbrances affecting the Phase I Property, the Phase II Property or any portion thereof, including, without limitation, judgment liens and mechanic’s liens not to exceed $100,000.00 in the aggregate (provided, however, in the event any judgment lien or mechanic's lien arises from the willful misconduct of Seller or AR Owner, then the aforementioned $100,000.00 limitation shall be inapplicable) (collectively, “Monetary Encumbrances”) shall be deemed to be Disapproved Exceptions without the necessity of the Purchaser otherwise expressly objecting thereto, and Seller and/or AR Owner shall be required to discharge or cause the Phase II Seller to agree to discharge all Monetary Encumbrances at or prior to the Closing Date; provided, however, that nothing herein shall require AR Owner to have the Phase II Seller actually cure any such Disapproved Exceptions at any time earlier than as required under the Phase II Purchase Contract. Finally, if any new Title Exceptions (including any matters first appearing on any update of the Phase I Survey (which update will be ordered by Seller within seven (7) days after the Agreement Date) or the Phase II Survey) first arise or are first identified to Purchaser following the Title Deadline (but in all events prior to the Closing of the issuance and sale of the New AR Owner Interests), Purchaser shall nevertheless have the right to object to such additional Disapproved Exceptions, in which event the procedure for Seller’s and/or AR Owner’s responses and Purchaser’s elections set forth above shall again be applicable as to such Title Exceptions, including Purchaser’s right to terminate this Agreement and receive the return of the Deposit.

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4.2          Title Policy. At the Closing, the Title Company shall issue a new title insurance policy (“New Owner Policy”) in the amount of $44,750,000, showing fee title to the Phase I Real Property as vested in Purchaser, subject to the Phase I Permitted Exceptions. Title Company shall further issue a date down/modification endorsement (as required by Existing Lender) with respect to the existing title policy issued to Existing Lender (“Existing Loan Policy”) with respect to the Phase I Property; provided, however, if the Title Company is unable to issue such “date down” endorsement to the Existing Loan Policy, then Purchaser may, alternatively, select an alternate title company to issue a new title insurance policy to Existing Lender for the Existing Loan (the “New Loan Policy” and, together with the New Owner Policy, each a “New Title Policy” and, collectively, the “New Title Policies”). All New Title Policies may, at Purchaser’s election, be issued through Madison Title Insurance Agency with a nationally recognized title firm, and, with regard to the Phase I Property only, on Chicago Title Insurance Company paper.

5.          DELIVERY OF INFORMATION.

5.1           Due Diligence Period. During the pendency of Escrow, Purchaser, upon twenty-four (24) hours’ prior written notice to Seller, shall have the right during normal business hours: to make physical inspections of the Phase I Property and, subject to the terms of the Phase II Purchase Contract, the Phase II Property; to review the books and records of Seller (and those relating to the ownership and operation of the Phase I Property and the Phase II Property); and to interview the management and leasing staff, which interviews will be coordinated by AR Developer, LLC, the managing member of AR Owner (and representatives of AR Developer, LLC shall have the right to be present at such interviews).

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Seller and AR Owner have made available, or shall, no later than three (3) business days after the Agreement Date, make available, to Purchaser the documents listed on Schedule 5.1 attached hereto to the extent they are in such parties’ possession or control (for purposes hereof, “control” shall mean in the possession of any asset or of any property management company engaged by Seller or AR Owner) (collectively, “Due Diligence Documents”). During the pendency of Escrow, Purchaser shall have the right to review the Due Diligence Documents, information disclosed by Seller and AR Owner, and any and all other documents and information as Purchaser shall reasonably require to the extent in the possession or control of Seller or AR Owner in order to satisfy itself with respect to the condition of title and the physical and economic condition of the Phase I Property and the Phase II Property.

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5.2           Physical Inspections. Purchaser understands and agrees that any on-site inspections of the Phase I Property and the Phase II Property (“Physical Inspections”) shall occur at reasonable times agreed upon by Seller, AR Owner and Purchaser (and the Phase II Seller for the Phase II Property) upon not less than twenty-four (24) hours’ prior written notice to such parties and shall be conducted so as not to interfere unreasonably with the use of the Phase I Property by Seller (and the Phase II Seller for the Phase II Property). If Purchaser desires to do any invasive Physical Inspections, including, without limitation, a Phase II environmental study or testing which would otherwise damage or disturb any portion of the Phase I Property or the Phase II Property, Purchaser shall do so only after notifying Seller and/or AR Owner, as applicable (and the Phase II Seller for the Phase II Property) and obtaining Seller’s and/or AR Owner’s (and Phase II Seller’s for the Phase II Property) prior written consent thereto, which consent may be subject to any terms and conditions imposed by Seller and/or AR Owner, as applicable (or by the Phase II Seller as and where permitted by the Phase II Purchase Contract) in its sole discretion, including, without limitation, Seller and/or AR Owner requiring Purchaser to provide such parties with evidence of insurance in form and substance reasonably satisfactory to Seller and/or AR Owner and the prompt restoration of the Phase I Property or the Phase II Property (as applicable) to its respective condition prior to any such inspections or tests, at Purchaser’s sole cost and expense. Purchaser agrees, at the request of AR Owner or Seller, as applicable, to disclose the results of all of its Physical Inspections to such parties, and, subject to the terms of Section 14.13 and to the right of Purchaser to disclose all such materials to its representatives in connection with the due diligence it performs on the Phase I Property and the Phase II Property, to keep all such information confidential and not disclose the same, or any part thereof, without the prior written consent of AR Owner and/or Seller, as applicable. In conjunction with due diligence with respect to the Phase II Property, AR Owner will use commercially reasonable efforts to provide assistance to obtain Phase II Seller’s consent to the access by Purchaser to the Phase II Property (or absent such consent, to perform all applicable due diligence on the Phase II Property at the request of Purchaser and in all instances consistent with the terms of the Phase II Purchase Contract). Further, Purchaser will be entitled to rely upon and use and update, as applicable, any third-party reports previously obtained by AR Owner for the Phase II Property, and AR Owner will use commercially reasonable efforts to obtain the consent of all applicable service providers thereto. Following the expiration of the Due Diligence Period, AR Owner will enforce all available rights of the purchaser under the Phase II Purchase Contract in the manner instructed by Purchaser, including communicating with, or obtaining Purchaser’s right to communicate with, the Phase II Seller on any specific matters requested by Purchaser, other than any right to terminate the Phase II Purchase Contract (which shall be governed by Section 7.4 below). Any inspections in connection with the Phase II Property performed by AR Owner at the request of Purchaser shall be at Purchaser’s expense, but Purchaser shall not be responsible for any costs incurred by AR Owner in excess of the costs that would have been incurred by Purchaser in connection with any such inspections had Purchaser been able to perform such inspections directly. In connection with the Physical Inspections, Purchaser shall maintain and cause its third-party agents to maintain (a) comprehensive general liability insurance (“CGL”) with coverages of not less than $1,000,000.00 for injury or death to any one person and $2,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise, and (b) worker’s compensation insurance for all of their respective employees in accordance with applicable statutory requirements. Purchaser shall deliver proof of the insurance coverage required pursuant to this Agreement to Seller, as to the Phase I Property, and AR Owner, as to the Phase II Property (in the form of a certificate of insurance) prior to Purchaser’s or its agents’ entry onto the Phase I Property or the Phase II Property, as applicable (provided that if any agent’s certificate of CGL insurance does not show worker’s compensation coverage, such agent shall not be required to provide a separate certificate of insurance for such worker’s compensation coverage). The provisions of this paragraph shall survive the termination of this Agreement, and if not so terminated shall survive the Closing.

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With respect to such Physical Inspections, it is agreed as follows:

5.2.1      Indemnification. Purchaser shall protect, indemnify, defend and hold AR Owner, Seller, and the Phase I Property and the Phase II Property harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys’ fees), damages or injuries arising out of or resulting from the Physical Inspections of the Phase I Property and the Phase II Property by Purchaser or its agents, employees, representatives or consultants, (including, without limitation, any materialmen’s or mechanics’ liens) or the breach of Purchaser’s obligations under this Section 5, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify, defend and hold harmless Seller, AR Owner, the Phase I Property, the Phase II Owner and the Phase II Property shall survive Closing or any termination of this Agreement for the period of the applicable statute of limitations. This indemnity shall not include, and shall specifically exclude, any loss, liability, damage, injury and claims arising out of or resulting solely from (a) the gross negligence or willful misconduct of Seller, AR Owner, AR Developer, LLC or their members, agents, representatives, contractors or employees, or (b) the mere discovery by Purchaser, or its agents, representatives, contractors or employees, acting within the scope of investigations permitted under this Agreement, of the presence of any toxic or hazardous substance in, on or under the Phase I Property or the Phase II Property, to the extent that Purchaser or its agents do not materially exacerbate such condition.

5.2.2      Compliance With Laws. Purchaser shall comply with all applicable governmental laws, ordinances and regulations in the conduct of any Physical Inspections or activities on the Phase I Property or the Phase II Property.

5.2.3      Service Contracts. Purchaser shall have the right, on or before the expiration of the Due Diligence Period (as defined below), to give notice to Seller of any Phase I Contracts that Purchaser wishes to terminate, in which case Seller shall terminate such Phase I Contracts, to the extent such Phase I Contracts are freely terminable by Seller, no later than Closing, failing which Purchaser may cause Seller to terminate such Phase I Contracts only upon Purchaser paying any applicable termination fee. The term “Phase I Assumed Contracts” shall mean collectively the Phase I Contracts, excluding those to be terminated pursuant to this Section 5.2.3. Purchaser shall assume (or request the termination of) the service contracts applicable to the Phase II Property as required under the Phase II Purchase Contract.

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5.3           Notice to Proceed. In the event that Purchaser elects to proceed to the Closing, Purchaser shall give written notice to Seller of Purchaser’s intention to do so (the “Notice to Proceed”) by no later than 5:00 p.m. (Eastern time) on May 13, 2015 (the “Due Diligence Period”). Following the issuance of the Notice to Proceed by Purchaser, the Deposit shall, subject to the terms of this Agreement, become nonrefundable, and Purchaser shall be deemed to have elected to proceed with the purchase of the Phase I Property and the assignment of AR Owner’s rights under the Phase II Purchase Contract and waived its right to terminate this Agreement pursuant to this Section 5. In the event Purchaser does not give a Notice to Proceed pursuant to the terms herein for any reason or no reason, then no party shall have any further rights or obligations hereunder or in connection with the Phase I Property or the Phase II Property (except for the Surviving Obligations), the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. For purposes of clarity, Purchaser shall not be obligated to give a notice of termination prior to the expiration of the Due Diligence Period. Notwithstanding the foregoing, even if Purchaser issues a Notice to Proceed, it will continue to reserve its rights to terminate this Agreement under the Title Exception provisions of this Agreement, through May 15, 2015.

6.           DISCLAIMERS AND WAIVERS.

6.1           No Reliance on Documents. Purchaser hereby represents, warrants and agrees to and with Seller and AR Owner that, as of the Closing, (a) Purchaser has independently conducted Purchaser’s own evaluation and inspection of the Phase I Property and the Phase II Property, obtained and reviewed such information and conducted such inspections as Purchaser has deemed adequate and appropriate, and (b) except as set forth in Section 10, Purchaser has not relied upon any investigation or analysis conducted by, advice or communication from, nor any warranty or representation by, Seller, AR Owner or any agent or employee of Seller or AR Owner, express or implied, concerning the condition, financial or otherwise, of the Phase I Property or the Phase II Property, or any tax or economic benefits of an acquisition of the Phase I Property and the Phase II Property. Purchaser acknowledges and agrees that all materials, data and information delivered or given by Seller and AR Owner to Purchaser in connection with the transaction contemplated hereby, if any (excluding those relating to the Existing Loan), are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser (excluding those relating to the Existing Loan and those with respect to any third-party reports applicable to the Phase II Property that are assumed by Purchaser in accordance with the terms of Section 5.2 above).

6.2           As-is Sale; Disclaimers. IT IS UNDERSTOOD AND AGREED THAT NEITHER SELLER NOR AR OWNER IS MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE PHASE I PROPERTY OR THE PHASE II PROPERTY EXCEPT TO THE EXTENT SET FORTH IN SECTION 10 (“SELLING PARTIES REPRESENTATIONS”), INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AS TO THE PHYSICAL, STRUCTURAL OR ENVIRONMENTAL CONDITION OF THE PHASE I PROPERTY OR THE PHASE II PROPERTY OR THEIR COMPLIANCE WITH LAWS.

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6.3         Survival of Disclaimers. The provisions of this Section 6 shall survive Closing or any termination of this Agreement.

6.4         THE PROVISIONS OF THIS SECTION 6 ARE MATERIAL AND INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY PURCHASER IN EXCHANGE FOR SELLER’S AND AR OWNER’S PERFORMANCE HEREUNDER. SELLER AND AR OWNER HAVE GIVEN PURCHASER MATERIAL CONCESSIONS REGARDING THIS TRANSACTION IN EXCHANGE FOR PURCHASER AGREEING TO THE PROVISIONS OF THIS SECTION 6.

7.          CLOSING.

7.1         Closing of Escrow. The purchase and sale of the Phase I Property and assignment of the Phase II Purchase Contract shall close (“Close of Escrow” or the “Closing”) on the date (the “Closing Date”) which is the latter to occur of: (i) thirty (30) days following the expiration of the Due Diligence Period or (ii) the earlier of (A) twenty (20) days following the satisfaction of the Existing Loan Approval Contingency or (B) ten (10) business days after the Existing Loan Approval Contingency Deadline (unless the Agreement is terminated under Section 3.2.5) (as applicable, the “Outside Closing Date”); provided however, for the avoidance of doubt, in no event shall Purchaser be obligated to close on the assignment of the Phase II Contract unless and until it has closed on the Phase I Property. Possession of the Phase I Property shall be delivered at Closing, free and clear of all rights of third parties to possession other than the rights to possession of tenants under the Phase I Leases and other matters of record approved by Purchaser in accordance with the terms of this Agreement.

7.2         Deliveries by Seller and AR Owner.

(a)          Deliveries by Seller. At the Close of Escrow, Seller shall deliver the following:

(i)          to Purchaser, through escrow, a duly executed special warranty deed in the form attached hereto as Schedule 7.2(a)(i) and by this reference made a part hereof, conveying the Phase I Real Property to Purchaser subject to the Phase I Permitted Exceptions (the “Deed”);

(ii)         to Purchaser, through escrow, a bill of sale and assignment and assumption of leases and service contracts, in the form attached hereto as Schedule 7.2(a)(ii) and by this reference made a part hereof, duly executed by Seller, pursuant to which (i) Seller shall convey the Phase I Personal Property and the Phase I Plans, Licenses and Permits, and (ii) Seller shall assign to Purchaser, and Purchaser shall assume from and after the Closing Date, Seller’s interest in and to the Phase I Leases and the Phase I Assumed Contracts, as amended or supplemented pursuant to this Agreement (the “Bill of Sale and Assignment”);

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(iii)        to Purchaser, through escrow, a notice also to be joined in by Purchaser (the “Tenant Notice”) in form and content reasonably satisfactory to Purchaser and Seller, which Purchaser shall send a copy thereof to each tenant under each of the Phase I Leases informing such tenant of the sale of the Property and of the assignment to Purchaser of Seller’s interest in, and obligations under, the Phase I Leases (including, if applicable any security deposits) and directing that all rent and other sums payable after the Closing under each such Phase I Lease shall be paid as set forth in the notice;

(iv)        to Purchaser, through escrow, a duly executed Certificate of Selling Parties signed by Seller, such form attached hereto as Schedule 7.2(a)(iv) and made a part hereof (the “Certificate of Selling Parties”), stating that the representations and warranties of Seller contained in Section 10.2 and Section 10.4 of this Agreement are true and correct in all material respects as of the Closing Date (with appropriate modifications to reflect any changes therein or identifying any representation or warranty which is not, or no longer is true and correct and explaining the state of facts giving rise to the change. For avoidance of doubt the inclusion of any such change shall not affect Purchaser's rights under this Agreement pursuant to Section 10.10 to the extent a representation was breached when made as of the Agreement Date nor shall the same affect the condition set forth in Section 8.3);

(v)         to Purchaser and the Title Company, such evidence as Purchaser and the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

(vi)        to Purchaser, through escrow, an affidavit duly executed by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

(vii)       to the Title Company, a broker’s lien waiver, and a title insurance affidavit, if required by the Title Company, duly executed by Seller or a representative of Seller, in the form attached hereto as Schedule 7.2(a)(vii);

(viii)      to Purchaser, at the place of Closing or at the Phase I Property, the Phase I Leases, together with such leasing and property files and records in connection with the continued operation, leasing and maintenance of the Phase I Property, as well as all Phase I Assumed Contracts, all to the extent not previously delivered;

(ix)         to Existing Lender, Seller’s (and any existing guarantors, if needed) counterparts to the Existing Loan Assumption Documents;

(x)          to Purchaser, possession and occupancy of the Phase I Property, subject to the rights of tenants under the Phase I Leases and the Phase I Permitted Exceptions;

(xi)         to Purchaser, through escrow, Seller’s counterpart to the Closing Statement, and such additional documents as shall be reasonably requested by the Title Company or required to consummate the transaction contemplated by this Agreement; provided, however, that in no event shall Seller be required to indemnify the Title Company, Purchaser, or any other party pursuant to any such documents, or undertake any other material liability not expressly contemplated in this Agreement, unless Seller elects to do so in its sole discretion.

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(b)         Deliveries by AR Owner. At the Close of Escrow, AR Owner shall deliver to Purchaser or Purchaser’s designee, through escrow, (a) AR Owner’s counterpart of an Assignment and Assumption of Phase II Purchase Contract, in the form attached hereto as Schedule 7.2(b) (the “Phase II Purchase Contract Assignment”), and (b) AR Owner’s counterpart of the Certificate of Selling Parties, stating that the representations and warranties of AR Owner contained in Section 10.5 of this Agreement are true and correct in all material respects as of the Closing Date (with appropriate modifications to reflect any changes therein or identifying any representation or warranty which is not, or no longer is true and correct and explaining the state of facts giving rise to the change. For avoidance of doubt the inclusion of any such change shall not affect Purchaser's rights under this Agreement pursuant to Section 10.10 to the extent a representation was breached when made as of the Agreement Date nor shall the same affect the condition set forth in Section 8.3);

7.3          Purchaser’s Deliveries. At the Close of Escrow, Purchaser shall deliver the following:

(a)          to Seller, through escrow, the cash portion of the Purchase Price;

(b)          to Seller, through escrow, Purchaser’s counterparts to the Bill of Sale and Assignment, the Tenant Notice, and the Closing Statement;

(c)          to Seller, through escrow, a certificate of Purchaser, pursuant to which Purchaser shall (i) reaffirm the provisions of Section 6.2 hereof and confirm that such provisions remain and will continue in full force and effect as of and after the Closing, and (ii) state that the representations and warranties of Purchaser contained in Section 11 of this Agreement are true and correct in all material respects as of the Closing Date (with appropriate modifications to reflect any changes therein or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change);

(d)          to the Title Company, such information as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

(e)          to Existing Lender, Purchaser’s and any replacement guarantors’ or indemnitors’ counterparts to the Existing Loan Assumption Documents;

(f)          to AR Owner through escrow, Purchaser’s or Purchaser’s designee’s counterpart to the Phase II Purchase Contract Assignment;

(g)           to AR Owner through escrow, Purchaser’s interest in the Deposit; and

(h)          through escrow, such additional documents as shall be reasonably requested by the Title Company or required to consummate the transaction contemplated by this Agreement, provided, however, that in no event shall Purchaser be required to indemnify Seller, AR Owner, Title Company or any other party or undertake any other material liability not expressly contemplated in this Agreement, unless Purchaser elects to do so in its sole discretion.

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7.4           Closing of Phase II Escrow. The parties acknowledge that the Phase II Property is expected to close after the acquisition by Purchaser of the Phase I Property. The terms of the acquisition of the Phase II Property by Purchaser or its designee will be as provided under the existing Phase II Purchase Contract. Notwithstanding anything else to the contrary in this Agreement, if under the Phase II Contract a closing on the Phase II Property is required prior to the Outside Closing Date, the Purchaser shall have the option to terminate this Agreement by written notice to Seller and AR Owner, whereupon the Deposit shall be released back to Purchaser and the parties hereto shall have no further rights or obligations.

In the event that at any time there exists a right for AR Owner as purchaser thereunder to terminate the Phase II Purchase Contract (and seek damages, recoveries or return of the $750,000.00 earnest money thereunder, whether occurring before or after the end of the Due Diligence Period (but in all events prior to Closing, it being understood that following Closing any such determinations are the sole responsibility of Purchaser)), Purchaser and AR Owner agree to meet and collaborate, in good faith, to determine whether the Phase II Purchase Contract should, in the judgment of a reasonable purchaser, be terminated as a result of the event that creates such termination right. If Purchaser and AR Owner are not able to agree, notwithstanding such good faith efforts, on whether the Phase II Purchase Contract should be terminated, Purchaser shall have the following rights: (a) if such failure to agree occurs before the end of the Due Diligence Period, Purchaser can either (i) waive the disagreement and permit AR Owner to terminate or not terminate the Phase II Purchase Contract, as AR Owner in good faith elects, or (ii) exercise its right to terminate this Agreement and receive the return of the Deposit, or (b) if such failure to agree occurs after the end of the Due Diligence Period (but in all events prior to the Closing, it being understood that following Closing any such determinations are the sole responsibility of Purchaser), Purchaser can either (i) waive the disagreement and permit AR Owner to terminate or not terminate the Phase II Purchase Contract, as AR Owner in good faith elects, or (ii) terminate this Agreement. In the event that Purchaser elects to terminate this Agreement pursuant to clause (b)(ii), Purchaser shall only be entitled to the return of the Deposit if AR Owner (1) has failed to act in good faith in making the determination of what a reasonable purchaser would do, or (2) if it is determined that a reasonable person would terminate the Phase II Purchase Contract and AR Owner fails to communicate that termination to the Phase II Seller. If AR Owner has refused to terminate the Phase II Purchase Contract under these circumstances and Purchaser has exercised its right under clause (b)(ii), Purchaser will not be entitled to the return of its Deposit if AR Owner in refusing to do so has acted in good faith (measured by what a reasonable contract purchaser would do in the same circumstances), but Purchaser shall not be obligated to Close hereunder and Seller and AR Owner shall have no other claims or rights against Purchaser. Notwithstanding any other provisions of this Agreement, if the Phase II Purchase Contract is terminated in accordance with this paragraph, Purchaser shall, unless it has otherwise elected to terminate this Agreement in its entirety as set forth in this paragraph, be permitted to enforce the balance of this Agreement (i.e. with respect to the purchase of the Phase I Property) and, in such case, the Purchase Price and any other non-applicable terms of this Agreement will be modified and amended to reflect the fact that the Phase II Property is no longer involved in the transaction.

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8.          CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CLOSE.

Purchaser’s obligation to purchase the Phase I Property and to close the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions being satisfied on or before the Closing Date (collectively, “Purchaser’s Conditions Precedent to Closing”):

8.1           Deliveries. AR Owner and Seller shall have delivered to Escrow Holder the documents and other items set forth in Section 7.2.

8.2           Reserved.

8.3           Representations, Warranties and Covenants. The representations and warranties of AR Owner and Seller set forth in Section 10 shall be true as of the Closing Date in all material respects and all covenants of AR Owner and Seller contained in Sections 7.4 and 10 shall have been performed in full.

8.4           Consent of Existing Lender. The Existing Loan Approval Contingency has been satisfied and the Approved Existing Loan Modifications have been received and approved by Purchaser in accordance with Section 3.2.3 above (including the delivery by Existing Lender to Seller and Purchaser at least five (5) business days prior to Closing of execution sets of all documents required by Existing Lender to be signed in connection with Purchaser’s acquisition of the Phase I Property and assumption of the Existing Loan).

8.5           Phase II Purchase Contract. Except as otherwise provided in Section 7.4 above, the Phase II Purchase Contract shall remain in full force and effect as of the Closing Date, and AR Owner shall not have assigned any of its rights thereunder (including but not limited to in or to the $750,000 earnest money deposit thereunder), and AR Owner shall confirm, to the best of its knowledge, that there are no known, imminent or threatened breaches or defaults thereunder.

8.6           Reserved.

8.7           Waiver. Purchaser may waive in writing the satisfaction of any of the conditions set forth in this Section 8 or terminate this Agreement. If Purchaser waives any such conditions, then said waived conditions shall be deemed to have been satisfied. If Purchaser terminates this Agreement, then the Deposit shall be fully refunded to Purchaser, neither party shall have any further rights or obligations hereunder except for the Surviving Obligations, and each party shall bear its own costs incurred hereunder. Notwithstanding anything to the contrary in this Agreement, the occurrence of the Closing shall be deemed to be Purchaser’s waiver of any unsatisfied condition (other than any rights Purchaser may have under this Agreement with regard to any breaches of the Selling Parties Representations to the extent set forth, and subject to the limitations, in Sections 10.8 and 13.3).

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9.          CONDITIONS TO THE OBLIGATIONS OF SELLING PARTIES TO CLOSE.

Seller’s obligations to sell the Phase I Property, AR Owner’s obligation to assign its rights under the Phase II Purchase Contract, and each such party’s obligations to close the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Close of Escrow (collectively, “Selling Parties’ Conditions Precedent to Closing”):

9.1           Purchaser’s Deliveries. Purchaser shall have delivered to Escrow the items set forth in Section 7.3.

9.2           Consent of Existing Lender. The Existing Loan Approval Contingency has been satisfied (including the delivery by Existing Lender to Seller and Purchaser at least five (5) business days prior to Closing of execution sets of all documents required by Existing Lender to be signed in connection with Purchaser’s acquisition of the Phase I Property and assumption of the Existing Loan).

9.3           Purchaser’s Representations and Warranties. The representations and warranties of Purchaser set forth in Section 11 shall be true in all material respects.

9.4           Waiver. Seller may waive in writing the satisfaction of any of the conditions set forth in this Section 9 or terminate this Agreement. If Seller waives any such conditions, then said waived conditions shall be deemed to have been satisfied. If Seller terminates this Agreement, then the Deposit shall, to the extent such failure otherwise constitutes a default under this Agreement by Purchaser, be retained by Seller, or, if such failure does not constitute a default by Purchaser, then the Deposit will be returned to Purchaser, none of the parties shall have any further rights or obligations hereunder except for the Surviving Obligations and each party shall bear its own costs incurred hereunder. Notwithstanding anything to the contrary in this Agreement, the occurrence of the Closing shall be deemed to be Seller’s waiver of any unsatisfied condition (other than any rights Seller may have under this Agreement with regard to any unknown breaches of Purchaser representations and warranties to the extent set forth, and subject to the limitations, in Section 13.4).

10.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND AR OWNER

10.1         Reserved.

10.2        Representations and Warranties as to Seller. As a material inducement to Purchaser to execute this Agreement and consummate the Closing, Seller represents and warrants to Purchaser with respect to Seller, that:

(a)          Seller is duly formed as a limited liability company, is validly existing and is in good standing under the laws of the State of Delaware and is authorized to exercise all of its limited liability company powers, rights and privileges.

(b)          Seller is qualified to do business in and is in good standing in the state where the Phase I Property is located.

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(c)          Seller has not had any employees and will not have any employees from the Agreement Date through the Closing Date.

(d)          Seller has not conveyed, transferred, assigned, pledged or hypothecated any interests in the Phase I Property, in whole or in part, or granted any rights, options or rights of first refusal or first offer to purchase any of such interests or any portion thereof (except as may be shown as a matter of record and for the rights of the Purchaser under this Agreement and the Existing Loan), nor is it a party to any material agreements other than those produced pursuant Schedule 3.1(e).

(e)          This Agreement and all documents executed by Seller which are to be delivered to Purchaser at the Closing are, or as of the Closing Date will be, duly authorized, executed, and delivered by Seller, and are, or as of the Closing Date will be, legal, valid, and binding obligations of Seller, and do not, and as of the Closing Date will not, violate any provisions of any agreement to which Seller is a party or to which it is subject or any law, judgment or order applicable to Seller. The execution, delivery and performance by Seller of this Agreement or any such documents will not violate, conflict with or result in any breach or contravention of any contractual obligation of Seller (excepting Seller’s obligations under the Existing Loan Documents unless the Existing Loan Approval Contingency is satisfied).

(f)          No proceedings under any bankruptcy or insolvency laws have been commenced by or against Seller; no general assignment for the benefit of creditors has been made by Seller; and no trustee or receiver of Seller’s property has been appointed.

(g)          Seller is not acting, directly or to its knowledge indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the U.S. Office of Foreign Assets Control, and is not engaging in the transactions described herein, directly or to its knowledge indirectly, on behalf of, or instigating or facilitating the transactions described herein, directly or to its knowledge indirectly, on behalf of, any such person, group, entity or nation.

10.3        Reserved.

10.4       Representations and Warranties Regarding the Phase I Property. As a material inducement to Purchaser to execute this Agreement and consummate the Closing, Seller represents and warrants to Purchaser with respect to the Phase I Property, that:

(a)         The Phase I Rent Roll is the rent roll relied upon by Seller in the ordinary course of business. Seller has complied in all material respects with its obligations under each of the Phase I Leases. Except as set forth in the Phase I Rent Roll, the rents set forth in the Phase I Leases are being collected on a current basis and no tenant has paid rent more than one (1) month in advance, and Seller has not received any written notice of any uncured breaches or defaults by Seller as landlord under the leases from tenants who are still tenants under current leases.

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(b)         True, correct and complete copies of all Phase I Contracts have been included in the Due Diligence Materials. Other than the Phase I Contracts delivered to Purchaser as part of the Due Diligence Materials, there are no other property or asset management contracts or other arrangements, contracts and agreements to which Seller is a party affecting the ownership, repair, maintenance, leasing or operation of the Phase I Property. To Seller’s knowledge, the Seller is not in default under any Phase I Contract beyond any applicable notice or cure period.

(c)         Except for any litigation described in Schedule 10.2 (j) hereof, there are no pending or, to Seller’s knowledge, threatened (a) eminent domain proceedings for the condemnation of any portion of the Phase I Real Property or (b) litigation against Seller in respect of the Phase I Property which, if decided adversely, would have a material adverse effect on the Phase I Property.

(d)         Seller has not received written notice from any governmental authority or agency that Seller is not in compliance with all material licenses or permits necessary to operate the Phase I Property in material compliance with applicable laws and otherwise as presently operated.

(e)         Seller has not received written notice from any governmental authority or agency with jurisdiction over the Phase I Property alleging that the Phase I Property or its use is in material violation of any law, including any environmental law or regulation, that would have a material adverse effect.

(f)          To the best of Seller’s knowledge, except as may be disclosed in the environmental reports made available to Purchaser as a part of the Due Diligence Materials, Seller has not introduced Hazardous Materials onto the Phase I Property which introduction would constitute a violation of Environmental Laws. The term "Environmental Laws" shall mean, to the extent in existence as of the Agreement Date, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation, and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations as of the date of this Agreement applicable to the Property, and all applicable state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate hazardous or toxic substances and materials. The term "Hazardous Materials" includes petroleum (including crude oil or any fraction thereof) and any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Laws, in any case at levels or concentrations requiring monitoring, reporting, remediation or removal in accordance with Environmental Laws, but shall exclude mold, radon and other naturally occurring substances.

(g)         Copies of the Due Diligence Materials have been (or will be) delivered to Purchaser and are true, correct and complete copies.

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(h)          The copies of Existing Loan Documents delivered to Purchaser as part of the Due Diligence Materials are true, accurate and complete copies of all of the material documents and instruments in effect with respect to the Existing Loan, including all amendments, modifications and supplements thereto. To Seller’s knowledge, no material default or breach exists under any Existing Loan Document beyond any applicable cure period, nor does there exist any material default or breach, or any material event or circumstance, which with the giving of notice or passage of time, or both, would constitute a material default or breach by Seller or, to Seller’s knowledge, any other party under any of the Existing Loan Documents.

(i)          Seller is the owner of the Phase I Personal Property free and clear of all encumbrances other than the Phase I Permitted Exceptions, and has not previously assigned its rights in and to the Phase I Personal Property except for security interests granted as security for the Existing Loan. Except as set forth in the Due Diligence Materials, Seller does not lease any equipment or other personal property in connection with the ownership or operation of the Phase I Property.

(j)          Seller has not received written notice of any uncured violation of any declaration of covenants, conditions and restrictions, reciprocal easement agreements or similar instrument governing or affecting the use, operation, maintenance, management or improvement of all or any portion of the Phase I Property.

10.5       Representations and Warranties regarding the Phase II Property and the Phase II Purchase Contract. As a material inducement to Purchaser to execute this Agreement and consummate the Closing, AR Owner represents and warrants to Purchaser with respect to the Phase II Property and the Phase II Purchase Contract, that:

(a)          The Phase II Purchase Contract is in full force and effect, has not been modified or amended, and a true and complete copy thereof has been or will be provided to Purchaser as part of the Due Diligence Materials. AR Owner has not previously assigned any of its rights or obligations under the Phase II Purchase Contract. To AR Owner’s knowledge, neither AR Owner nor the Phase II Seller is in default under the Phase II Purchase Contract.

(b)          To AR Owner’s knowledge, none of the representations or warranties made by the Phase II Seller under the Phase II Purchase Contract are untrue or inaccurate in any material respect. AR Owner has no knowledge of any condition or matter involving the Phase II Property or the Phase II Purchase Contract that gives rise to a termination right by AR Owner thereunder. All reciprocal easements and similar agreements between the Phase I Property and the Phase II Property contemplated by the Phase II Purchase Contract have been completed and no party has issued (and, to AR Owner’s knowledge, no party has the right to issue) any default notices thereunder.

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(c)          This Agreement and all documents executed by AR Owner which are to be delivered to Purchaser at the Closing are, or as of the Closing Date will be, duly authorized, executed, and delivered by AR Owner, and are, or as of the Closing Date will be, legal, valid, and binding obligations of AR Owner, and do not, and as of the Closing Date will not, violate any provisions of any agreement to which Seller is a party or to which it is subject or any law, judgment or order applicable to AR Owner. The execution, delivery and performance by AR Owner of this Agreement or any such documents will not violate, conflict with or result in any breach or contravention of any contractual obligation of AR Owner.

(d)          No proceedings under any bankruptcy or insolvency laws have been commenced by or against AR Owner; no general assignment for the benefit of creditors has been made by AR Owner; and no trustee or receiver of AR Owner’s property has been appointed.

(e)          AR Owner is not acting, directly or to its knowledge indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the U.S. Office of Foreign Assets Control, and is not engaging in the transactions described herein, directly or to its knowledge indirectly, on behalf of, or instigating or facilitating the transactions described herein, directly or to its knowledge indirectly, on behalf of, any such person, group, entity or nation.

10.6        Operation of Phase I Property. From and after the Agreement Date, and other than the Existing Loan, Seller shall not cause any new mortgage, deed of trust, lien, easement, restriction, covenant or other matter of title to affect the Phase I Property or permit the same to affect the Phase I Property, and shall continue to operate the Phase I Property in the ordinary course of business consistent with the manner in which the Phase I Property has been operated by Seller; provided, however, in no event shall Seller be obligated to make any repairs or replacements of a capital nature.

10.7        Contracts and Leases. During the pendency of Escrow, Seller shall not (i) modify, amend or allow to lapse or expire any of the Phase I Contracts or any leases representing greater than 3% of the rental revenue being generated from the Phase I Property as of the Agreement Date, in each case without Purchaser’s prior consent, (ii) enter into any new leases for space within the Phase I Property except on such terms (or better terms) as Seller leased units as of the Agreement Date, or (iii) enter into any service, supply, maintenance or other contracts pertaining to the Phase I Property or the operation of the Phase I Property which are not on prevailing market terms and cancelable without penalty after the Closing, upon thirty (30) days’ prior written notice, without, in each instance, obtaining the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

10.8        Survival. The representations and warranties made in this Agreement by Seller and AR Owner shall survive the Closing for the period specified in Section 13.3.

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10.9        Knowledge. For purposes of this Agreement, references to the knowledge of Seller or AR Owner shall be deemed to mean the actual (i.e. not constructive or imputed) knowledge of Robert Meyer (Robert Meyer being hereinafter referred to as the "Designated Representative"), and shall not be construed, by imputation or otherwise, to refer to the knowledge of any property manager or broker, or to any other officer, agent, manager, representative or employee of Seller or AR Owner or any affiliate of such entities, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. In no event shall Purchaser have any personal claim against the above-named individuals as a result of the reference thereto in this Section 10.9 and Purchaser waives and releases all such claims which Purchaser now has or may later acquire against them in connection with the transactions contemplated in this Agreement.

10.10       Change in Warranties and Representations. Notwithstanding anything to the contrary contained herein, Purchaser acknowledges that Purchaser shall not be entitled to rely on any representation made by Seller or AR Owner in this Agreement (and, therefore, Seller and AR Owner shall have no liability with respect to such representation) to the extent, prior to or at the Closing, Purchaser shall have obtained actual knowledge that such representation or warranty was inaccurate or incomplete in any material respect; provided, however, if Purchaser determines prior to Closing that there is a material adverse breach of, or change with respect to, any of the representations and warranties made by Seller or AR Owner above, then Purchaser may, at its option, by sending to Seller and AR Owner written notice of its election either to (i) terminate this Agreement within five (5) days of discovering such breach, or (ii) waive such breach and proceed to Closing with no adjustment in the Purchase Price and, in such event, Seller and AR Owner shall have no further liability as to such matter thereafter. In the event Purchaser terminates this Agreement for the reasons set forth above, the Deposit shall be immediately refunded to Purchaser, Seller shall reimburse Purchaser for its Due Diligence Costs (as hereinafter defined) and none of Purchaser, Seller or AR Owner shall thereafter have further liability hereunder other than the Surviving Obligations. The provisions of this Section 10.10 shall survive the Closing. The representations and warranties made in this Agreement by Seller and AR Owner shall survive the Closing for the period specified in Section 13.3.

11.         REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller and AR Owner as follows:

11.1        Due Organization and Status. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

11.2        Authorization; No Contravention. This Agreement and all documents executed by Purchaser which are to be delivered to Seller or AR Owner at the Closing are, or as of the Closing Date will be, duly authorized, executed, and delivered by Purchaser, and are, or as of the Closing Date will be, legal, valid, and binding obligations of Purchaser, and do not, and as of the Closing Date will not, violate any provisions of any agreement to which Purchaser is a party or to which it is subject or any law, judgment or order applicable to Purchaser. The execution, delivery and performance by Purchaser of this Agreement or any such documents will not violate, conflict with or result in any breach or contravention of any contractual obligation of Purchaser.

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11.3        Bankruptcy. No proceedings under any bankruptcy or insolvency laws have been commenced by or against Purchaser; no general assignment for the benefit of creditors has been made by Purchaser; and no trustee or receiver of Purchaser’s property has been appointed.

11.4        Reserved.

11.5        Anti-Terrorism. Purchaser is not acting, directly or to its knowledge indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the U.S. Office of Foreign Assets Control, and is not engaging in the transactions described herein, directly or to its knowledge indirectly, on behalf of, or instigating or facilitating the transactions described herein, directly or to its knowledge indirectly, on behalf of, any such person, group, entity or nation.

The representations and warranties made in this Agreement by Purchaser shall survive the Closing for the period specified in Section 13.4.

12.         COSTS AND PRORATIONS.

12.1        Closing Prorations and Adjustments. A statement of prorations and other adjustments (the “Closing Statement”) shall be prepared by Escrow Holder in conformity with the provisions of this Agreement and submitted to Purchaser and Seller for review and approval not less than three (3) business days prior to the Closing Date.

(a)          The following items are to be prorated or adjusted, as the case may require, as of the Closing Date:

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(1)         The rents under the Phase I Leases and any other sums owing by tenants thereunder with respect to the Phase I Property shall be prorated for the month in which the Closing occurs on a per diem basis. On or before the Closing, Seller shall deliver to Purchaser a schedule of all rents, charges and other amounts, if any, payable by tenants of the Phase I Property before the Closing under the Phase I Leases which are unpaid on the Closing Date (such amounts are collectively referred to herein as the “Delinquent Amounts”). Notwithstanding the foregoing or any direction from such tenants to the contrary, rental and other payments received by Purchaser or Seller from such tenants shall first be applied toward the actual out-of-pocket costs of collection, then toward the payment of current rent and other charges owed to Purchaser or Seller for periods after the Closing, and any excess monies received shall be applied toward the payment of Delinquent Amounts. With respect to Delinquent Amounts owed by tenants of the Phase I Property, Purchaser shall reasonably cooperate (including, without limitation, permitting Seller, through its counsel, to file claims and institute suits if the parties have reasonably exhausted all other efforts for collection), at no expense to Purchaser, in Seller’s collection of such Delinquent Amounts; provided, however, that Seller shall not be entitled to exercise any right to terminate any leases or to evict any tenant of the Phase I Property, and all such collection efforts by Seller must cease by the six (6) month anniversary of the Closing Date. Purchaser and Seller shall reasonably cooperate in reconciling any operating expenses, taxes or other assessments reimbursable by the tenants of the Phase I Property under the Phase I Leases for the periods of their respective ownership (or deemed ownership).

(2)         The full amount of security deposits paid under the Phase I Leases, if any, and not theretofore applied, together with interest thereon to the extent any interest is required by law or otherwise to be paid to tenants thereunder, shall be delivered or credited by Seller to Purchaser on the Closing Date (and any letters of credit, if any, shall be delivered to, and assigned to, Purchaser at the Closing at Seller’s expense);

(3)         All other items of income and all items of expense related to the Phase I Property that are customarily prorated, including real estate taxes, personal property taxes and assessments, funds on hand in operating accounts, operating expenses, and Phase I Contracts payments (under Phase I Contracts not terminated by Purchaser pursuant to Section 5.2.3), shall be prorated through Escrow with all items of income and expense allocated (i) to Seller for the period up to the Close of Escrow, and (ii) to Purchaser for the period from and after the Close of Escrow. If Closing occurs before the current year's tax or assessment bills are available, an estimated proration shall be made based on the most recent assessed value and the current tax or assessment rates. Within thirty (30) days after receipt of the current year’s tax or assessment bill, Purchaser shall deliver a copy to Seller and Purchaser shall refund to Seller any amount overpaid by Seller, or and Seller shall pay to Purchaser the amount of any deficiency in the proration. If an estimated proration was made, the provisions of this subsection 12.1(a)(3) shall survive the Closing for a period of thirty (30) days following issuance of the current year’s tax or assessment bill.

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(4)         Interest under the Existing Loan will be prorated between Seller and Purchaser such that Seller is responsible for all interest due and payable, or accruing, prior to the Closing Date (including interest accruing through the day prior to the Closing Date as to interest accruing for the month in which the Closing Date occurs) and Purchaser shall be responsible for all interest thereunder from and after the Closing Date.

Any proration which must be estimated at the Closing shall be reprorated and finally adjusted as soon as practicable after the Closing Date with any refunds payable to Seller or Purchaser to be made as soon as practicable; otherwise all prorations shall be final. To the extent any prorations are subject to reimbursement from the tenants of the Phase I Property under their respective leases, the parties shall adjust such amounts upon receipt and such reimbursement shall be paid to Seller or Purchaser, as applicable, as soon as practicable. The terms of this Section 12.1 shall expressly survive Closing.

(b)         At Closing, Seller shall assign to Purchaser (if and to the extent assignable) and receive a credit for the then current balances, if any, held in escrow for taxes, insurance, replacement reserves, operating deficits and/or working capital reserves in connection with the Existing Loan (unless such reserves have been returned to Seller by Existing Lender, in which case no credit shall be given at Closing).

(c)         Amounts on deposit, if any, with utility companies or under any Phase I Contracts shall be returned to Seller, and Purchaser shall make separate arrangements with such utility companies or service providers.

(d)         Seller shall place, or cause to be placed, any units at the Phase I Property that are vacated at least five (5) business days prior to Closing in “rent ready condition,” failing which Purchaser shall receive a credit at Closing equal to the sum of $750.00 per unit that is not in such rent ready condition. A representative of Seller and Purchaser shall walk the vacant units two (2) days before the Close of Escrow to determine which vacant units are not rent ready, if any. For the purposes of this Section 12.1(d), “rent ready condition” shall mean: interior carpets have been cleaned or replaced where necessary, freshly painted interior walls, working kitchen and other appliances (and water heaters and HVAC to the extent such items serve only the individual vacant unit(s)), and no material damage to the doors, walls, ceilings, floors or windows inside such vacant units.

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12.2       Expenses of Closing. The expenses of Closing shall be paid in the following manner:

(a)          Seller shall be responsible for the costs of: (i) to the extent Purchaser (or the Existing Lender) desires a New Owner Policy (or, as to Lender, a new title policy for the Existing Loan), in connection with the acquisition of the Phase I Property, a base (i.e., without any endorsements) ALTA (or other form policy acceptable to Purchaser or Existing Lender) owner’s or mortgagee title insurance policy, as the case may be, with extended coverage, for the Phase I Property or, if Existing Lender agrees that the Existing Loan Policy for the Phase I Property will suffice, any endorsements to effectuate the down-dating of, and increase in coverage of, such Existing Loan Policy; (ii) update to the Phase I Survey; (iii) any applicable transfer taxes associated with or triggered by the sale of the Phase I Real Property; and (iv) 50% of Existing Lender’s consent fee in connection with the satisfaction of the Consent Requirements and 50% of all other costs incurred by the Existing Lender (e.g. lender legal fees) related to the satisfaction of the Consent Requirements which Existing Lender requires be paid or reimbursed to it (which consent fee is projected to be approximately one percent (1%) of the current principal balance of the Existing Loan at Closing). Purchaser shall be responsible for the payment of the other 50% of the Existing Lender consent fee, 50% of all other direct costs incurred by the Existing Lender (e.g. lender legal fees) related to the satisfaction of the Consent Requirements which Existing Lender requires be paid or reimbursed to it; 100% of the cost of any new third-party reports required by Existing Lender or Purchaser in connection with the Phase I Property, and any additional endorsements to the Existing Title Policy requested by Purchaser that are not described in clause (i) above.

(b)          Seller and Purchaser shall split equally all escrow and recording fees incurred in connection with the Closing. Seller and Purchaser shall pay the fees and expenses of their respective legal counsel incurred in connection with the transaction.

(c)          The Closing Statement shall be prepared by Escrow Holder at the Closing and shall set forth the manner of computation of the Closing adjustments and costs.

12.3        Broker’s, Finder’s or Similar Fees. Each party hereto represents and warrants to the other that it has dealt with no brokers or finders in connection with this transaction except for JLL Florida (“Broker”). If the sale of the Phase I Property closes pursuant to the terms of this Agreement (without modification), Purchaser and Seller agree to split a thirty (30) basis point commission payable to Broker (based on the $44.75 million purchase price for the Phase I Property), with the entirety of such commission to be paid to Broker at the closing of the Phase II Property. All other sales commissions associated with this transaction will be paid by Seller. Each party hereto agrees that if any person or entity, other than Broker, makes a claim for brokerage commissions or finder’s fees related to the sale of the Phase I Property or the Phase II Property by Seller to Purchaser, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys’ fees) in connection therewith. The provisions of this Section 12.3 shall survive Closing or any termination of this Agreement.

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13.         DEFAULTS.

13.1         Liquidated Damages Upon Default by Purchaser. IF ESCROW FAILS TO CLOSE DUE TO PURCHASER’S DEFAULT UNDER THIS AGREEMENT, AND SUCH FAILURE IS NOT CURED WITHIN TEN (10) CALENDAR DAYS AFTER RECEIPT OF WRITTEN NOTICE FROM SELLER REGARDING SUCH DEFAULT, SELLER WILL BE DAMAGED AND WILL BE ENTITLED TO COMPENSATION FOR THOSE DAMAGES. SUCH DAMAGES WILL, HOWEVER, BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN FOR THE FOLLOWING REASONS: (1) THE DAMAGES TO WHICH SELLER WOULD BE ENTITLED IN A COURT OF LAW WILL BE BASED IN PART ON THE DIFFERENCE BETWEEN THE ACTUAL VALUE OF THE PHASE I PROPERTY AND PURCHASE RIGHTS UNDER THE PHASE II PURCHASE CONTRACT AT THE TIME SET FOR THE CLOSE OF ESCROW AND THE PURCHASE PRICE FOR THE SUCH PROPERTY AS SET FORTH IN THIS AGREEMENT; (2) PROOF OF THE AMOUNT OF SUCH DAMAGES WILL BE BASED ON OPINIONS OF VALUE OF THE PHASE I PROPERTY AND PHASE II PROPERTY, WHICH CAN VARY IN SIGNIFICANT AMOUNTS; AND (3) IT IS IMPOSSIBLE TO PREDICT AS OF THE DATE ON WHICH THIS AGREEMENT IS MADE WHETHER THE VALUE OF THE PHASE I PROPERTY AND PHASE II PROPERTY WILL INCREASE OR DECREASE AS OF THE DATE SET FOR THE CLOSE OF ESCROW. PURCHASER DESIRES TO LIMIT THE AMOUNT OF DAMAGES FOR WHICH PURCHASER MIGHT BE LIABLE SHOULD PURCHASER BREACH THIS AGREEMENT. PURCHASER AND SELLER WISH TO AVOID THE COSTS AND LENGTHY DELAYS WHICH WOULD RESULT IF SELLER FILED A LAWSUIT TO COLLECT ITS DAMAGES FOR A BREACH OF THIS AGREEMENT.

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THEREFORE, IF ESCROW FAILS TO CLOSE DUE TO PURCHASER’S DEFAULT, THE SUM REPRESENTED BY THE DEPOSIT SHALL BE DEEMED TO CONSTITUTE A REASONABLE ESTIMATE OF SELLER’S DAMAGES, AND SELLER’S (AND AR OWNER’S) SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF THE FAILURE TO CLOSE ESCROW RESULTING FROM PURCHASER’S DEFAULT SHALL BE LIMITED TO RECOVERING SUCH AMOUNT AS LIQUIDATED DAMAGES, TOGETHER WITH ANY REASONABLE ATTORNEYS’ FEES AND COSTS INCURRED BY SELLER TO ENFORCE THIS PROVISION. BY INITIALING THIS PROVISION IN THE SPACES BELOW, SELLER AND PURCHASER EACH SPECIFICALLY AFFIRM THEIR RESPECTIVE AGREEMENTS CONTAINED IN THIS SECTION 13.1 AND AGREE THAT THE SUM REPRESENTED BY THE DEPOSIT IS A REASONABLE SUM CONSIDERING THE FACTS AND CIRCUMSTANCES AS THEY EXIST ON THE DATE OF THIS AGREEMENT, INCLUDING THE RELATIONSHIP OF SUCH AMOUNT TO THE RANGE OF HARM TO SELLER THAT COULD BE ANTICIPATED, AND THE ANTICIPATION THAT PROOF OF CAUSATION, FORESEEABILITY AND ACTUAL DAMAGES WOULD BE COSTLY AND/OR IMPRACTICAL. BY INITIALING THIS PROVISION BELOW, THE PARTIES SPECIFICALLY CONFIRM THE ACCURACY OF SUCH FACTS, THE FACT THAT THEY POSSESS APPROXIMATELY EQUAL BARGAINING STRENGTH AND SOPHISTICATION AND THE FACT THAT EACH OF THEM WAS REPRESENTED BY COUNSEL WHEN ENTERING INTO THIS AGREEMENT, WHICH COUNSEL EXPLAINED THE CONSEQUENCES OF THIS SECTION TO THEM AT THE TIME THIS AGREEMENT WAS MADE. NOTHING SET FORTH IN THIS SECTION SHALL ELIMINATE, ABROGATE OR OTHERWISE AFFECT SELLER’S OR AR OWNER’S RIGHTS UNDER ANY INDEMNITY GRANTED BY PURCHASER TO SUCH ENTITIES. THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISIONS CONTAINED IN THIS SECTION.

PURCHASER’S INITIALS	/s/ MK	SELLER’S INITIALS	/s/ RM

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13.2         Default by the Selling Parties. Subject to the limitations set forth in this Section 13.2, if the conveyance of the Phase I Property and the assignment of the Phase II Purchase Contract is not consummated by reason of any default by Seller or AR Owner and such default is not cured within ten (10) calendar days after receipt of written notice from Purchaser regarding such default, then Purchaser shall be entitled, as its sole remedy and at its sole election, to receive either (x) (i) reimbursement from Seller for the third-party costs and fees (including but not limited to legal fees) actually and reasonably incurred by Purchaser in connection with this Agreement, its due diligence on the Phase I Property and the Phase II Property and the assumption of the Existing Loan, not to exceed $100,000.00 in the aggregate (collectively, the “Due Diligence Costs”), (ii) the return of the Deposit and (iii) if the uncured default resulted from an Intentional Act (as hereinafter defined) to Close on the Phase I Property sale or the assignment of the Phase II Purchase Contract, liquidated damages equal to three percent (3%) of the Purchase Price (“Purchaser’s Liquidated Damages”): which payments when made in full shall operate to terminate this Agreement, or (y) to enforce specific performance of Seller’s obligations to convey the Phase I Property to Purchaser and AR Owner’s obligation to assign its rights under the Phase II Purchase Contract to Purchaser or its designee; provided, however, any claim for specific performance must be commenced within sixty (60) days from the date of Closing (or the date on which Closing was to have occurred), failing which, Purchaser shall have no further right to bring suit for specific performance under this Agreement. Any claim or right hereunder shall be asserted in writing within sixty (60) calendar days following the earlier of the date upon which the Closing was to have occurred or the Outside Closing Date (as such latter date may be further extended from time to time). In no event shall Seller or AR Owner be liable for consequential, speculative, remote or punitive damages, or any other damages other than liquidated damages as stated above, and Purchaser hereby waives and releases any right to seek or collect any such consequential, speculative, remote or punitive damages, or any its actual damages as set forth above. As used herein, "Intentional Act" shall mean any default by Seller or AR Owner attributable to willful misconduct, with an intent to deny or impair Purchaser from acquiring the property and interests described in this Agreement, including, without limitation, conveying the property and interests to be conveyed to Purchaser under this Agreement to a third party, encumbering or pledging such property and interests so that they cannot be transferred free and clear of liens, and/or failing to make the deliveries required pursuant to Section 7.2; provided, however, for the avoidance of doubt, Seller's or AR Owner’s non-compliance with the covenants set forth in this Agreement shall not, absent the showing of willful misconduct with an intent to deny or impair described above, constitute an Intentional Act.

13.3        Indemnification by Seller and AR Owner.

(a)          Seller agrees to hold harmless, indemnify and defend Purchaser from and against (i) any and all obligations, claims, debts, liabilities and damages resulting from any material inaccuracy in or material breach of any of those representations and warranties which are set forth in Section 10.2 and Section 10.4 of the Agreement, and (ii) all costs and expenses, including reasonable attorneys’ fees, incurred by Purchaser as a result of such claims. AR Owner further agrees to hold harmless, indemnify and defend Purchaser from and against (x) any and all obligations, claims, debts, liabilities and damages resulting from any material inaccuracy in or material breach of any of those representations and warranties which are set forth in Section 10.5 of the Agreement, and (y) all costs and expenses, including reasonable attorneys’ fees, incurred by Purchaser as a result of such claims.

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(b)          Seller’s and AR Owner’s respective obligations pursuant to this Section 13.3 shall survive for a period of nine (9) months after the Closing Date, after which time, respectively, all liabilities of such parties shall cease.

(c)          Valid claims under this Section 13.3 shall collectively aggregate at least $25,000.00 before they are actionable, and in no event shall Seller’s and AR Owner’s aggregate indemnity obligations hereunder exceed $500,000.00.

13.4         Purchaser’s Indemnification. Purchaser shall hold harmless, indemnify and defend AR Owner and Seller, as applicable, from and against: (i) any and all obligations, claims, debts, liabilities and damages resulting from any material inaccuracy in or material breach of representation or warranty of Purchaser hereunder, (ii) any and all obligations and other matters relative to any employees of Seller applicable to the period from and after the Closing where such employees are hired by Purchaser (but not otherwise), and (iii) all costs and expenses, including reasonable attorneys’ fees, incurred by Seller or AR Owner as a result of such claims. The provisions of this Section 13.4 shall survive the Closing, except any claim under this Section 13.4 must be submitted in writing by AR Owner or Seller to Purchaser within nine (9) months following the Closing, after which time all liability of Purchaser under this Section 13.4 shall cease. Additionally, valid claims under this Section 13.3 shall collectively aggregate at least $25,000.00 before they are actionable and in no event shall Purchaser’s aggregate indemnity obligations hereunder exceed $500,000.00.

14.         MISCELLANEOUS

14.1         Successors and Assigns. Subject to the provisions of this Section 14.1, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. Purchaser may not assign its rights under this Agreement without first obtaining Seller’s written approval, and any such attempted assignment without Seller’s prior written approval shall be null and void. Notwithstanding the foregoing, Purchaser may assign all, but not less than all, of its rights under this Agreement to any Affiliate (as hereinafter defined) of Purchaser or to any other entity which is an Affiliate of Bluerock Residential Growth REIT, Inc. (“Bluerock REIT”). In the event Purchaser intends to assign its rights hereunder, (a) Purchaser shall send Seller written notice of its request (or notice if consent is not required) at least one (1) business day prior to the Closing Date, which notice shall include the legal name and structure of the proposed assignee, and (b) Purchaser and the proposed assignee shall execute an assignment and assumption of this Agreement and deliver a copy thereof to Seller. “Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser or Bluerock REIT. For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing. Except as provided in this Section 14.1, no person other than the parties hereto and their permitted successors and permitted assigns is intended to be a beneficiary of any of this Agreement.

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14.2        Intentionally Omitted.

14.3        Notices. Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) one (1) business day after being deposited with Federal Express or another reliable overnight courier service for next day deliver, (iii) upon facsimile or e-mail transmission (except that if the date of such transmission is not a business day, then such notice shall be deemed to be given on the first business day following such transmission), or (iv) two (2) business days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

If to Seller or AR Owner:	c/o Catalyst Development Partners, LLC
880 Glenwood Avenue SE, Suite H
Atlanta, Georgia 30316
Attn: Jorge Sardinas and Rob Meyer
Email: JorgeS@catalystdp.com and robm@catalystdp.com

With a copy to:	Eric Wilensky, Esq.
Nelson Mullins Riley & Scarborough LLP
Atlantic Station
201 17th Street NW, Suite 1700
Atlanta, GA 30363
Facsimile: (404) 322-6050
Email: eric.wilensky@nelsonmullins.com

If to Purchaser:	Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attn: Jordan Ruddy and Michael L. Konig, Esq.
Facsimile: (646) 278-4220
Email: Jruddy@bluerockre.com; Mkonig@bluerockre.com

With a copy to:	Hirschler Fleischer
2100 E. Cary Street
Richmond, Virginia 23223
Attn: S. Edward Flanagan, Esq.
Facsimile: (804) 644-0957
Email: eflanagan@hf-law.com

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If to Escrow Holder:	Calloway Title & Escrow, LLC
4170 Ashford-Dunwoody Road, Suite 285
Atlanta, GA 30319
Attn: S. Marcus Calloway
Facsimile: (770) 395-9610
Email: MarcusC@titlelaw.com

14.4        Amendment and Waiver.

(a)          No failure or delay on the part of Seller, AR Owner or Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available at law, in equity or otherwise.

(b)          Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by Seller, Purchaser and (to the extent such amendment pertains to the Phase II Property or the Phase II Purchase Contract) AR Owner, and (ii) only in the specific instance and for the specific purpose for which made or given.

14.5        Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Executed copies of this Agreement transmitted by facsimile shall be fully binding and effective upon receipt, but each party promptly shall deliver to the other an execution copy of this Agreement bearing an original signature. Each person signing this Agreement or any documents required hereunder on behalf of another party warrants that he or she is duly authorized to execute this Agreement and all documents required hereunder on behalf of such party.

14.6        Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

14.7        Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina without regard to principles of conflict of laws of such state.

14.8        Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

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14.9         Entire Agreement. This Agreement (including any Exhibits and Schedules) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. All Exhibits and Schedules which are attached hereto are incorporated in this Agreement as though fully set forth herein.

14.10      Further Assurances. Each of the parties shall execute such documents and perform such further acts (including obtaining any consents, exemptions, authorizations, or other actions by, or giving any notice to, or making any filings with, any governmental authority or any other person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

14.11      Attorneys’ Fees. If either Seller or Purchaser shall obtain legal counsel and bring an action or proceeding against the other by reason of an alleged breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party reasonable attorneys’ fees and costs, which shall be payable whether or not any proceeding is prosecuted to judgment or award. The term “prevailing party” shall include a party (i) who brings an action or proceeding against the other by reason of the other’s breach or default and obtains substantially the relief sought by judgment or award or (ii) who successfully defends an action or proceeding brought by the other party and against whom no material damages or specific performance are awarded.

14.12      Other Parties. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto, their successors and permitted assigns, any right, remedy or claim under or with respect to this Agreement or any provision hereof.

14.13      Confidentiality. Purchaser understands that all information obtained by Purchaser in connection with the transactions contemplated by this Agreement (including, but not limited to, the existence and terms of this Agreement, the Due Diligence Documents and other information relating to Seller, AR Owner, the Phase I Property and the Phase II Property) is confidential (“Confidential Information”) until Closing. Prior to Closing, Seller and Purchaser each agrees that except (i) as necessary in connection with the Existing Loan Approval Contingency or obtaining the New Title Policies or (ii) to the extent required by The Securities Act of 1933, The Securities and Exchange Act of 1934, and the rules and regulations promulgated thereunder, or other applicable law, neither shall take any action nor conduct itself in any fashion that would disclose to third parties (excluding attorneys, accountants and similar professionals assisting Purchaser with the transactions identified herein) unrelated to Purchaser, its acquisition of the Phase I Property or the Phase II Property, or any aspect of the contemplated transaction.

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14.14      Casualty. In the event of the damage or destruction of all or any part of the Phase I Property prior to Closing, the aggregate cost to repair or replace of which shall be $750,000.00 or more (as estimated by Seller’s insurance carrier), Purchaser may, at its option, exercisable by written notice to Seller, either (i) terminate this Agreement, whereupon neither party will have any further obligations hereunder other than the Surviving Obligations, and the Deposit shall be returned to Purchaser or (ii) continue under this Agreement, whereupon at Closing Seller will assign to Purchaser its respective interests in and to any insurance policies and proceeds thereof payable to either of them as a result of such damage or destruction, less such portion thereof payable as shall first be reimbursed to Seller for the costs of any restoration work incurred by Seller prior to the Closing, and pay Purchaser the amount of any deductible or self-insured retention under such policies. Seller shall notify Purchaser promptly in writing if all or any portion of the Phase I Property is damaged or destroyed prior to the Closing Date. Seller shall not settle any insurance claims without the consent of Purchaser, such consent not to be unreasonably withheld, conditioned or delayed. In the event that prior to Closing the Phase II Property is the subject of a casualty that would permit the purchaser under the Phase II Purchase Contract to terminate the Phase II Purchase Contract, Purchaser shall have the right to instruct AR Owner to terminate the Phase II Purchase Contract, in which event the terms of Section 7.4 hereof shall apply.

14.15      Condemnation; Zoning. In the event of (a) the taking of all or any material part of the Phase I Property, or conveyance in lieu thereof, prior to the Closing (e.g., not including the taking of strips of widths less than ten (10) feet of the Phase I Real Property running along adjacent roads and highways unless the same affects parking or access), by eminent domain or condemnation, or notice to Seller prior to the Closing of the initiation of governmental proceedings to take such action or an offer to purchase in lieu thereof, or (b) any change in zoning or other laws governing use of the Phase I Property, or notice thereof to Seller, prior to the Closing, then in any such event, Seller shall promptly notify Purchaser thereof in writing, and Purchaser, at its option, exercisable by written notice to Seller, may either (i) terminate this Agreement, whereupon neither party will have any further obligation hereunder other than the Surviving Obligations and the Deposit shall be returned to Purchaser, or (ii) continue under this Agreement, whereupon Seller shall have no interest in any award and proceeds thereof payable to Seller as a result of such taking shall be assigned to Purchaser. Seller shall notify Purchaser promptly in writing if all or any portion of the Phase I Property is taken by power of eminent domain or conveyed in lieu thereof, or if such taking or conveyance in lieu thereof is threatened, prior to the Closing Date. In the event that prior to Closing the Phase II Property is the subject of a condemnation or eminent domain proceeding that would permit the purchaser under the Phase II Purchase Contract to terminate the Phase II Purchase Contract, Purchaser shall have the right to instruct AR Owner to terminate the Phase II Purchase Contract, in which event the terms of Section 7.4 hereof shall apply.

14.16      Reserved.

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14.17      Computation of Time. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of North Carolina (all days other than Saturdays, Sundays or North Carolina legal holidays being deemed “business days” for purposes hereof), in which event the period shall run until the end of the next day which is neither a Saturday, Sunday nor legal holiday.

14.18      Exhibits and Schedules. The following exhibits and schedules attached hereto shall be deemed to be an integral part of this Agreement:

Exhibit A	Legal Description of Phase I Land
Exhibit B	Inventory of Phase I Personal Property
Exhibit C	Phase I Rent Roll
Exhibit D	Phase I Contracts

Schedule 5.1	Due Diligence Documents
Schedule 7.2(a)(i)	Deed
Schedule 7.2(a)(ii)	Bill of Sale and Assignment
Schedule 7.2(a)(iv)	Certificate of Selling Parties
Schedule 7.2(a)(vii)	Seller’s Affidavit
Schedule 7.2(b)	Assignment and Assumption of Phase II Purchase Contract

14.19     Limitation of Selling Parties’ Liability. Except as expressly set forth in the Parent Joinder attached hereto, Purchaser shall have no recourse against any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller or AR Owner or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by AR Owner. This Section 14.19 shall survive the Closing.

14.20      Limitation of Purchaser’s Liability. Seller shall have no recourse against any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Purchaser or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Purchaser. This Section 14.20 shall survive the Closing.

14.21      JURY WAIVER. IN ANY LAWSUIT OR OTHER PROCEEDING INITIATED BY SELLER OR PURCHASER UNDER OR WITH RESPECT TO THIS AGREEMENT, SELLER AND PURCHASER EACH WAIVE ANY RIGHT IT MAY HAVE TO TRIAL BY JURY. THIS SECTION 14.21 SHALL SURVIVE THE CLOSING.

[Remainder of page intentionally left blank – signature page follows]

36

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

PURCHASER:

BLUEROCK REAL ESTATE, L.L.C.,
a Delaware limited liability company

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Senior Vice President and General Counsel

37

SELLER:

AR I BORROWER, LLC, a Delaware limited liability company

By:	AR OWNER, LLC, a Delaware limited liability company, its Sole Member and Sole Manager

	By:	AR DEVELOPER, LLC, a Georgia limited liability company, its Managing Member

		By:	CATALYST DEVELOPMENT PARTNERS II, LLC, a Georgia limited liability company, its Sole Member and Sole Manager

			By:	/s/ Robert Meyer
Name: Robert Meyer
Title: Manager/Officer

38

JOINDER OF AR OWNER

AR Owner hereby joins in this Agreement as to those matters pertaining to AR Owner, the Phase II Property, the Phase II Purchase Contract, and the transactions contemplated herein relating to the foregoing, and for no other purpose.

AR OWNER:

AR OWNER, LLC, a Delaware
limited liability company

By:	AR DEVELOPER, LLC, a Georgia limited liability company, its Managing Member

	By:	CATALYST DEVELOPMENT PARTNERS II, LLC, a Georgia limited liability company, its Sole Member and Sole Manager

		By:	s/ Robert Meyer
Name: Robert Meyer
Title: Manager/Officer

39

PARENT JOINDER

This joinder (this “Parent Joinder”) is attached to and made a part of the foregoing Agreement and all terms capitalized but not defined herein shall have the respective meanings given to them in the Agreement. The undersigned, HKCG Realty Associates, LP, a Florida limited partnership, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby duly executes with proper authority and joins in the execution of this Agreement, and agrees that it is jointly and severally liable, as a principal and not as a surety, for the performance of the obligations of Seller and AR Owner pursuant to Section 13.3 of the Agreement which may arise following the Closing Date. Purchaser shall have the right to proceed directly against the undersigned without first making written demand to Seller (and without any obligation to bring suit against Seller) for the satisfaction of any such obligations.

The undersigned is an indirect owner of Seller, will derive substantial benefits from the transactions described in the Agreement and acknowledges that the execution of this Parent Joinder is a material inducement and condition to Purchaser’s execution of the Agreement. The undersigned represents and warrants that it has the legal right, power, authority and capacity to execute this Parent Joinder, that such execution does not violate the organizational documents of, or any other agreement or instrument by which the undersigned is bound, and that this Parent Joinder is binding and enforceable against the undersigned.

The undersigned unconditionally waives any guarantor or suretyship defenses that might otherwise be available to it with respect to its obligations under this Parent Joinder. The terms of this Joinder shall survive Closing.

The provisions set forth in Sections 14.3 though 14.13 of the Agreement are hereby incorporated by reference into this Parent Joinder as if fully set forth herein, provided that the undersigned shall be “Seller”, as applicable, under such Sections.

HKCG Realty Associates, LP, a Florida limited partnership

By:	H. Katz Capital Group, Inc., its general partner

By:	/s/ Brian Siegel

Name:	Brian Siegel

Title:	Managing Director

40

PARENT JOINDER

This joinder (this “Parent Joinder”) is attached to and made a part of the foregoing Agreement and all terms capitalized but not defined herein shall have the respective meanings given to them in the Agreement. The undersigned, Catalyst Development Partners II, LLC, a Georgia limited partnership, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby duly executes with proper authority and joins in the execution of this Agreement, and agrees that it is jointly and severally liable, as a principal and not as a surety, for the performance of the obligations of Seller and AR Owner pursuant to Section 13.3 of the Agreement which may arise following the Closing Date. Purchaser shall have the right to proceed directly against the undersigned without first making written demand to Seller (and without any obligation to bring suit against Seller) for the satisfaction of any such obligations.

The undersigned is an indirect owner of Seller, will derive substantial benefits from the transactions described in the Agreement and acknowledges that the execution of this Parent Joinder is a material inducement and condition to Purchaser’s execution of the Agreement. The undersigned represents and warrants that it has the legal right, power, authority and capacity to execute this Parent Joinder, that such execution does not violate the organizational documents of, or any other agreement or instrument by which the undersigned is bound, and that this Parent Joinder is binding and enforceable against the undersigned.

The undersigned unconditionally waives any guarantor or suretyship defenses that might otherwise be available to it with respect to its obligations under this Parent Joinder. The terms of this Joinder shall survive Closing.

The provisions set forth in Sections 14.3 though 14.13 of the Agreement are hereby incorporated by reference into this Parent Joinder as if fully set forth herein, provided that the undersigned shall be “Seller”, as applicable, under such Sections.

Catalyst Development Partners II, LLC, a Georgia limited liability company

By:	/s/ Robert G. Meyer

Name:	Robert G. Meyer

Title:	Manager/Officer

41

EXHIBIT A

Legal Description of Phase I Real Property

Lying and being situate in Mecklenburg County, North Carolina, and being more particularly described as follows:

Being all of Parcels 1, 2 and the areas shown as the sixty-six (66) foot public right-of-way (“Prosser Way”) and the fifty (50) foot public right of way (“Skinner Lane”), as shown on a plat recorded in Map Book 53, page 886, and Parcel 3A as shown on a plat recorded in Map Book 55, page 355, Mecklenburg County Register of Deeds, reference to which is hereby made for a more particular description.

TOGETHER WITH the rights and easements conferred by that Sewer Easement Agreement recorded in Book 18053, at page 845, Mecklenburg County Register of Deeds, as amended by First Amendment to Sewer Agreement recorded in Book 20732, at page 68, and Second Amendment to Sewer Easement Agreement recorded in Book 22541, at page 189.

TOGETHER WITH easements contained in that Declaration of Easements, Covenants and Restrictions recorded in Book 28849 at page 615, Mecklenburg County Register of Deeds.

42

EXHIBIT B

Phase I PERSONAL Property

Ashton Reserve - Maintenance Shop Inventory

3 golf carts with chargers

2 back pack blowers

1 hand truck

2 snow shovels

5 gallon shop vac

2 hand held spreaders

pressure washer

portable a/c unit

portable air tank

cordless drill

cordless skill saw

cordless saw

saw

battery charger

carpet fan blower

hvac recovery machine

key machine

a/c vacuum pump

a/c torch set

30 lb a/c recovery tank

key machine

8 ft ladder

6 ft ladder

24 ft ladder

set of a/c gauges

caulk gun

miter saw

small refrigerator

bench grinder

43

POOL

Grill with Cover

54 Pool Chairs

28 white drink tables

4 trash cans

1 table with 6 chairs

4 high tables with 4 chairs each

2 end tables

6 Planters

4 lounge chairs with pillows

1 couch

1 chair with ottoman

Ashton Reserve - Office Inventory

Clubhouse/Media Room	Bathrooms
2 couches	4 mirrors
4 lounge chairs	2 pieces of artwork
Lamp Stand	1 Rug
2 Flat Screen Tv	3 trash cans
2 Coffee Table
4 End tables
Dresser Manager office	Manager office
Bench Seat	1 computer
6 mirrors	Printer
4 pieces of wall art	2 prospect chairs
2 area rugs	2 computer chairs
5 barstools	1 desk
Water Machine	1 calculator
9 pieces of artwork	1 artwork
Microwave	phone
Stove
Dishwasher
Ice Maker
Keurig	Assistant Manager office
Wireless printer	computer
conference table w/ 6
chairs	desk
8 seats	phone
1 loveseat	calculator
5 lamps	1 piece of artwork
Entertainment Center	Hanging File organizer

44

Leasing office
2 desks Back	Back Office/File Room
2 desk chairs	Computer
4 leasing chairs	Desk
2 computers	Computer Chair
2 phones	Copier
Entry stand with
vases	Refridgerator
1 area rug	Key Trac
1 wall art	Dyscon Vaccuum Cleaner
paper Shredder
Helium Tank
Phone
4 radios with chargers
Laminator

45

EXHIBIT C

Phase I RENT ROLL

[ATTACHED]

46

EXHIBIT D

Phase I CONTRACTS

1. That certain Advertiser Agreement by and between Catalyst and Network Communications, Inc. d/b/a Apartment Finder dated May 19, 2014;

2. That certain Ad Insertion Agreement by and between For Rent Media Solutions and Greystar dated February 8, 2012;

3. That certain Advertising Agreement by and between Greystar Real Estate Partners, LLC and Apartment Guide dated January 31, 2015;

4. That certain Advertising Agreement by and between Apartment Guide and Ashton Reserve at Northlake dated March 26, 2013;

5. That certain Pest Control Service Agreement by and between Ashton Reserve at Northlake and Cramer Pest Control dated June 4, 2014;

6. That certain Preventative Maintenance Agreement by and between Jasko Fitness Solutions, Inc. and Ashton Reserve at Northlake;

7. That certain Full Maintenance Agreement by and between New River Landscaping and Ashton Reserve at Northlake dated February 18, 2014;

8. That certain Order Form to Master Services Agreement by and between NWP Services Corporation and Northlake Investors 288, LLC for Ashton Reserve Northlake dated February 25, 2015;

9. That certain PPC Advertising Agreement by and among Standing Dog Interactive, Greystar and Ashton Reserve dated January 13, 2015;

10. That certain Commercial Propane Gas Sales Agreement by and between Suburban Propane and Ashton Reserve dated November 13, 2013;

11. That certain Change Order to Proposal or Contract by and between Suburban Propane and Ashton I Borrower LLC dated Decmber 5, 2013;

12. That certain Guaranteed Maintenance Agreement by and between Systel Business Equipment Co., Inc. and Ashton Reserve at Northlake dated March 12, 2012;

13. That certain Guaranteed Maintenance Agreement by and between Systel Business Equipment Co., Inc. and Ashton Reserve at Northlake dated September 23, 2013;

47

14. That certain Life Safety Agreement by and between Wayne Automatic Fire Sprinklers, Inc. and Ashton Reserve at Northlake dated October 22, 2012;

15. That certain Life Safety Agreement by and between Wayne Automatic Fire Sprinklers, Inc. and Ashton Reserve at Northlake dated November 22, 2011;

16. That certain Service Contract by and between WebListers LLC and Ashton Reserve at Northlake dated October 3, 2013; and

17. That certain Service and Marketing Agreement by and between Time Warner Enterprises, LLC and Northlake Investors 288, LLC dated November 14, 2013.

48

SCHEDULE 5.1

Due Diligence Documents

_____1. Business License or Permit

_____2. Survey or Site Plan

_____3. Building Plans and Specifications

_____4. Vendor List (with addresses and phone numbers)

_____5. Address, telephone number & account numbers for utility companies

_____6. Utility Log covering the last twelve month period, including copies of actual bills

_____7. Service Agreements/Contracts including account numbers, if available

_____8. List of related entities performing services at the properties indicating the type of service and amounts paid

_____9. Fire Inspection Reports

_____10. Critical Shut Off Locations (water, gas & electric)

_____11. Tax Bills

_____12. Present year Notice of Proposed Property Taxes and whether the proposed assessment is being appealed and any and all information regarding

_____13. Disclosure of all pending insurance claims

_____14. Personal Property Inventory

_____15. Current Insurance Certificates and premium breakdown of the coverage provided.

_____16. Insurance Loss Runs for the past five years

_____17. Current Market Survey

_____18. 12 Month Traffic History with marketing sources

_____19. Gross Rent Potential Schedule by unit type

49

_____20. Leasing Summary by month for last twelve months

_____21. Resident demographics information

_____22. Occupancy Report

_____23. Certificate of Occupancy

_____24. Income Statements for the three previous years in twelve-month format, including capital expenditures (if available)

_____25. YTD Income Statement with actuals in twelve-month format, including capital expenditures

_____26. Copy of the Balance Sheets (as of the end of the calendar year for the last 2 years and current year-to-date)

_____27. Current year Operating Budget and next year including capital items (if applicable or available)

_____28. Copy of the Cash Receipts Journals (last three months) and Bank Statements (last 12 months)

_____29. Copy of the Delinquency Report and/or Aged Receivable Report with prepaid rents (as of the last calendar year and end of the last calendar month)

_____30. Copy of the Aged Accounts Payable Schedule (as of the end of the last calendar year and the end of the last calendar month)

_____31. Copy of General Ledger and current Trial Balance

_____32. Check Run for last 30 days

_____33. Copy of any CPA and/or internal audits, reports or statements

_____34. Current Rent Roll - in Excel, if possible

_____35. Current Concessions Report

_____36. Current Detail Unit Status Report (status of Vacant/On-Notice units)

_____37. Current Lease Expiration Summary

_____38. Copy of Current Leases and Addenda

_____39. Current Security Deposit Report, if not listed on current rent roll

50

_____40. Listing of all down units (i.e., not rent ready)

_____41. Listing of non-revenue units (model, employee, office, courtesy officer, etc.)

_____42. Listing of amount of employee concessions

_____43. List of any charges and fees (application, NSF, month to month, date rent is due, redecoration, late, water, sewer and trash)

_____44. Service Request Log

_____45. Pest Control Log

_____46. Compensation package information and time on property for existing staff

_____47. Incident Reports

_____48. Termite Bond Letter (if available)

_____49. Construction plans (site plan)

_____50. Resident Ledgers

_____51. List of unit types/description and the number of each type unit

_____52. Unit List with amenities for each unit

_____53. Property Security Code List with descriptions

_____54. Mailing List for each individual apartment. Are building numbers included in the address?

_____55. Copies of Notices or Violations regarding Zoning, Building Department, Fire Safety, Health Department, Municipality, other Governmental Body.

51

SCHEDULE 7.2(a)(i)

DEED

Prepared by:	Nelson Mullins (CMR)
4140 Parklake Avenue, Suite 200
Raleigh, NC 27612

Return after recording to:	Eric Wilensky, Esq.
Nelson Mullins Riley & Scarborough LLP
201 17th Street NW, Suite 1700
Atlanta, GA 30363

Tax Parcel No.:

STATE OF NORTH CAROLINA

Excise Tax: $____________

COUNTY OF MECKLENBURG

NORTH CAROLINA SPECIAL WARRANTY DEED

THIS DEED is made as of the _____ day of ___________________, 2015, by and between AR I BORROWER, LLC, Grantor, and _________________________, a ___________________________, Grantee, having a mailing address of _________________________________________; the designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context;

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, transfer and convey unto the Grantee in fee simple all those certain lots or parcels of land situated in Mecklenburg County, North Carolina, and more particularly described as follows:

See Exhibit A attached hereto and incorporated herein by reference.

The property hereinabove described was acquired by Grantor by instrument recorded in Book 28849 at Page 632 of the Mecklenburg County Public Registry.

A map showing the parcels described above is recorded in Map Book 55, Page 355, of the Mecklenburg County Public Registry.

The above described property ☐ does ☒ does not include the primary residence of the Grantor.

TO HAVE AND TO HOLD the aforesaid lots or parcels of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple forever;

AND THE GRANTOR covenants with Grantee that Grantor is seized of the above-described property in fee simple, has the right to convey the same in fee simple, and has done nothing to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, except for the exceptions hereinafter stated.

See Exhibit B attached hereto and incorporated herein by reference.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Grantor has caused this instrument to be signed the day and year first above written.

AR I BORROWER, LLC, a Delaware limited liability company

By:	AR OWNER, LLC, a Delaware limited liability company, its Sole Member and Sole Manager

	By:	AR DEVELOPER, LLC, a Georgia limited liability company, its Managing Member

		By:	CATALYST DEVELOPMENT PARTNERS II, LLC, a Georgia limited liability company, its Sole Member and Sole Manager

By:
Name:
Title:

STATE OF ________________

COUNTY OF ________________

I certify that the following person personally appeared before me this day, acknowledging to me that he voluntarily signed the foregoing document for the purpose stated therein: ____________________________ as the _____________________ of Catalyst Development Partners II, LLC, the sole member and sole manager of AR Developer, LLC, the managing member of AR Owner, LLC, the sole member and sole manager of AR I BORROWER, LLC.

Date: ___________________, 2015.

Official Signature of Notary

Notary’s printed or typed name

My commission expires:

(Official Seal)

Exhibits to Special Warranty Deed

A – Legal Description of Land

B – Permitted Exceptions

SCHEDULE 7.2(a)(ii)

BILL OF SALE AND ASSIGNMENT

Bill of Sale and Assignment and Assumption

of Leases and Service Contracts

This Bill of Sale and Assignment and Assumption of Leases and Service Contracts (this “Agreement”) is made and entered into this ____ day of _____________________, 2015, by and between AR I BORROWER, LLC, a Delaware limited liability company (“Seller”), and ___________________, a ___________ (“Purchaser”).

WITNESSETH:

WHEREAS, Seller and Purchaser have previously entered into that certain Purchase and Sale Agreement and Escrow Instructions, dated _________________, 2015 [DESCRIBE AMENDMENTS, IF APPLICABLE] (the “Contract”), having AR Owner, LLC join as an additional party for the limited purposes set forth therein;

WHEREAS, concurrently with the execution and delivery of this Agreement and pursuant to the Contract, Seller is conveying to Purchaser, by Special Warranty Deed, (i) those certain tracts or parcels of real property located in Mecklenburg County, North Carolina, and more particularly described on Exhibit A attached hereto and made a part hereof (collectively, the “Land”), (ii) all rights, easements and appurtenances pertaining to the Land (collectively, the “Related Rights”), and (iii) all buildings, structures, fixtures and other improvements on and within the Land (the “Improvements”; and the Land, the Related Rights and the Improvements being sometimes collectively referred to as the “Real Property”);

WHEREAS, Seller has agreed to convey to Purchaser certain personal property and assign to Purchaser certain leases and service contracts as hereinafter set forth;

NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00), the assumptions by Purchaser hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.           Bill of Sale.

(a)          Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller’s right, title and interest in, to and under the Phase I Personal Property and the Phase I Plans, Licenses and Permits. Seller warrants to Purchaser that Seller owns good and marketable title to the Phase I Personal Property, that the Phase I Personal Property is free and clear of all liens, charges and encumbrances other than the Phase I Permitted Exceptions (as defined in the Contract), and that Seller has full right, power and authority to sell the Phase I Personal Property and to make this Bill of Sale. Seller further warrants to Purchaser that Seller has not assigned or conveyed to any third party its right, title and interest, if any, in the Phase I Plans, Licenses and Permits.

(b)          “Phase I Personal Property” shall have the meaning ascribed to such term in the Contract.

(c)          “Phase I Plans, Licenses and Permits” shall have the meaning ascribed to such term in the Contract.

2.           Assignment and Assumption of Phase I Leases.

(a)          Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller’s right, title and interest as landlord in, to and under all tenant leases identified on Exhibit B attached hereto (collectively, the “Assigned Leases”), together with all refundable tenant security and other refundable deposits owing to tenants by the express terms of the Assigned Leases, minus any documented amounts properly applied by Seller pursuant to the terms of such Assigned Leases, as of the date of this Agreement, together with any interest owing thereon pursuant to the terms of the Assigned Leases or applicable law (collectively, the “Phase I Deposits”). The assignment of the Phase I Deposits has been made by means of a credit or payment on the closing statement executed by Seller and Purchaser pursuant to the Contract.

(b)          Purchaser hereby assumes all of the covenants, agreements, conditions and other terms and provisions stated in the Assigned Leases which, under the terms of the Assigned Leases, are to be performed, observed, and complied with by the landlord from and after the date of this Agreement. Purchaser acknowledges that Purchaser shall become solely responsible and liable as landlord under the Assigned Leases for obligations arising or accruing from and after the date hereof.

(c)          Purchaser shall indemnify, hold harmless and defend Seller from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Seller by reason of the failure of Purchaser to perform, observe and comply with the landlord’s obligations under any of the Assigned Leases arising or accruing during the period from and after the date hereof, including, without limitation, claims made by tenants with respect to the Phase I Deposits on or after the date hereof (but only to the extent paid or assigned to Purchaser or for which Purchaser has received a credit or payment at Closing). Seller shall indemnify, hold harmless and defend Purchaser from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Purchaser by reason of the failure of Seller to have performed, observed or complied with the landlord’s obligations under any of the Assigned Leases prior to the date hereof, including, without limitation, claims made by tenants with respect to the Phase I Deposits arising before the date hereof (to the extent such Phase I Deposits were not paid or assigned to Purchaser or for which Purchaser did not receive a credit or payment at Closing).

(d)          For purposes of this Paragraph 2, the word “landlord” means the landlord, lessor or other equivalent party under any of the Assigned Leases, and the word “tenant” means the tenant, lessee or other equivalent party under any of the Assigned Leases.

3.           Assignment and Assumption of Phase I Contracts.

(a)          Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller’s right, title and interest in, to and under those service, supply, equipment rental and similar agreements set forth on Exhibit C attached hereto and made part hereof by this reference (collectively, the “Phase I Contracts”).

(b)          Purchaser hereby assumes all of the covenants, agreements, conditions and other terms and provisions stated in the Phase I Contracts which, under the terms of the Phase I Contracts, are to be performed, observed, and complied with by the property owner from and after the date of this Agreement. Purchaser acknowledges that Purchaser shall become solely responsible and liable under the Phase I Contracts for obligations arising or accruing from and after the date hereof, including with respect to any and all payments coming due under the Phase I Contracts for which Purchaser has received a credit or payment on the closing statement executed by Purchaser and Seller, if any (collectively, the “Credited Payments”).

(c)          Purchaser shall indemnify, hold harmless and defend Seller from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Seller by reason of the failure of Purchaser to perform, observe and comply with its obligations under any of the Phase I Contracts arising or accruing during the period from and after the date hereof, including without limitation, claims made by any other contract party with respect to the Credited Payments on or after the date hereof (to the extent paid or assigned to Purchaser or for which Purchaser received a credit or payment at Closing). Seller shall indemnify, hold harmless and defend Purchaser from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Purchaser by reason of the failure of Seller to have performed, observed or complied with its obligations under any of the Phase I Contracts prior to the date hereof, including without limitation, claims made by any other contract party with respect to the Credited Payments arising before the date hereof (to the extent such Credited Payments were not paid or assigned to Purchaser or for which Purchaser did not receive a credit or payment at Closing).

4.          Qualifications. This Agreement is subject to the Phase I Permitted Exceptions (as defined in the Contract). This Agreement is also subject to those provisions of the Contract limiting Seller's liability to Purchaser.

5.          Counterparts. This Agreement may be executed in two or more identical counterparts, and it shall not be necessary that any one of the counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart shall be deemed an original, but all of such counterparts taken together shall constitute one and the same instrument.

6.          Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

7.          Governing Law. This Agreement shall be construed under and enforced in accordance with the laws of the State of North Carolina.

EXECUTED effective as of the date first above written.

SELLER:

AR I BORROWER, LLC,
a Delaware limited liability company

By:	AR OWNER, LLC,
a Delaware limited liability company,
its Sole Member and Sole Manager

	By:	AR DEVELOPER, LLC,
a Georgia limited liability company,
its Managing Member

		By:	CATALYST DEVELOPMENT
PARTNERS II, LLC,
a Georgia limited liability company,
its Sole Member and Sole Manager

By:
Name:
Title:

PURCHASER:

,
a

By:
Name:
Title:

Exhibits to Bill of Sale and Assignment

A – Legal Description of Land

B – List of Assigned Leases

C – List of Phase I Contracts

SCHEDULE 7.2(a)(iv)

CERTIFICATE OF SELLING PARTIES

Certificate of Selling Parties

THIS CERTIFICATION is made as of ______________, 2015 by each of AR I BORROWER, LLC, a Delaware limited liability company (“Seller”) and AR OWNER, LLC, a Delaware limited liability company (“AR Owner”), in favor of _______________________, a __________ (“Purchaser”).

1.          Seller hereby certifies to Purchaser that (a) the representations and warranties of Seller set forth in Section 10.2 and Section 10.4 of that certain Purchase and Sale Agreement and Escrow Instructions between Seller and _________________________ [if applicable: as amended] (the “Agreement”) dated as of _______________, 2015, are true and correct in all material respects as of the date hereof, and (b) the Phase I Rent Roll attached hereto as Exhibit A replaces the Phase I Rent Roll attached to the Agreement as Exhibit C (and such replacement Phase I Rent Roll shall be the same rent roll relied upon by Seller in the ordinary course of business and reflects any Phase I Leases where a tenant has paid rent more than one (1) month in advance, or where a written notice of any uncured breaches or defaults has been issued by Seller as landlord under the leases from tenants who are still tenants under current leases).

2.          AR Owner hereby certifies to Purchaser that the representations and warranties of AR Owner set forth in Section 10.5 of the Agreement are true and correct in all material respects as of the date hereof, and that, to AR Owner's knowledge, there are no known, imminent or threatened breaches or defaults under the Phase II Contract.

The representations and warranties set forth in Sections 10.2, 10.4 and 10.5 of the Agreement, as updated by this Certificate of Selling Parties, will survive only for a period of nine (9) months from the date hereof.

This certificate is delivered pursuant to 7.2(a)(iv), 7.2(b) and 8.5 of the Agreement, and Seller’s and AR Owner’s liability hereunder is subject to Section 13.3 of the Agreement, including the liability cap set forth therein.

SELLER:

AR I BORROWER, LLC,
a Delaware limited liability company

By:	AR OWNER, LLC,
a Delaware limited liability company,
its Sole Member and Sole Manager

	By:	AR DEVELOPER, LLC,
a Georgia limited liability company,
its Managing Member

		By:	CATALYST DEVELOPMENT
PARTNERS II, LLC,
a Georgia limited liability company,
its Sole Member and Sole Manager

By:
Name:
Title:

AR OWNER:

AR OWNER, LLC,
a Delaware limited liability company

By:	AR DEVELOPER, LLC,
a Georgia limited liability company,
its Managing Member

	By:	CATALYST DEVELOPMENT
PARTNERS II, LLC,
a Georgia limited liability company,
its Sole Member and Sole Manager

By:
Name:
Title:

Exhibits to Certificate of Selling Parties

Exhibit A –   Updated Phase I Rent Roll

Exhibit B –    Seller Exceptions

Exhibit C –    AR Owner Exceptions

SCHEDULE 7.2(a)(vii)

SELLER’S AFFIDAVIT

Seller’s Affidavit

[will need title company to verify same satisfactory

To remove all nc standard title exceptions]

STATE OF GEORGIA

COUNTY OF ______________________

Personally appeared before me the undersigned deponent, who, first being duly sworn, deposes and says on oath the following:

1.          THAT Catalyst Development Partners II, LLC, a Georgia limited liability company (“Affiant”), is the sole member and sole manager of AR DEVELOPER, LLC, a Georgia limited liability company, the Managing Member of AR OWNER, LLC, a Delaware limited liability company, the sole member and sole manager of AR I BORROWER, LLC, a Delaware limited liability company (“Owner”); and

2.          THAT deponent is the ___________________ of Affiant and is familiar with the affairs of Owner and is authorized to execute this Affidavit on behalf of Affiant, and on behalf of Owner; and

3.          THAT this Affidavit pertains to those certain tracts or parcels of land owned by Owner more particularly described on Exhibit “A” attached hereto and by reference made a part hereof (the “Property”); and

4.          THAT Owner has not made improvements or repairs on the Property during the one hundred twenty (120) days immediately preceding this date, and there are no outstanding bills incurred by Owner for labor or materials used in making improvements or repairs on the Property, or for services of architects, surveyors, engineers, or registered foresters incurred in connection therewith; and

5.          THAT there are no parties in possession claiming by, through or under Owner except for those parties exercising their rights as set forth on Exhibit “B” attached hereto and by reference made a part hereof; and

6.          THAT Owner has not engaged any broker’s services with regard to the sale or other conveyance of any interest in the Property, except as set forth in the final approved closing statement for such sale; and

7.          THAT deponent has personal knowledge of the matters herein stated and makes this Affidavit for the purpose of inducing _____________________ to issue its policy or policies of title insurance covering the Property; and

8.          THAT there are not unpaid or unsatisfied special assessments for water, sewage or street improvements affecting title to the Property, except as set forth in said Exhibit “B.”

_______________________________
______________, not in his personal capacity, but solely in his capacity as ________________ of CATALYST DEVELOPMENT PARTNERS II, LLC, the sole member and sole manager of AR DEVELOPER, LLC, a Georgia limited liability company, the Managing Member of AR OWNER, LLC, a Delaware limited liability company, the sole member and sole manager of AR I BORROWER, LLC, a Delaware limited liability company

Sworn to and subscribed before me,

this _____ day of _________________, 2015.

(SEAL)

Notary Public

My Commission Expires:

(NOTARIAL SEAL)

SCHEDULE 7.2(b)

ASSIGNMENT AND ASSUMPTION OF PHASE II PURCHASE CONTRACT

ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this “Assignment”) is entered into effective as of ________________ ___, 2015, by and between AR OWNER, LLC, a Delaware limited liability company ("Assignor”), and _________________________, a ______________________ (“Assignee”).

RECITALS:

1.          Assignor is the purchaser under that certain Purchase and Sale Agreement dated October 31, 2013, as amended (the “Phase II Purchase Contract”) with Northlake Investors 288, LLC, an Alabama limited liability company, as seller, pursuant to which Assignor has contracted to acquire that certain real property and improvements constructed thereon located in Mecklenburg County, North Carolina known as Ashton Reserve at Northlake Phase II, and more particularly described in the Phase II Purchase Contract (the “Phase II Property”).

2.          The parties desire to enter into this Assignment to evidence the transfer and assignment of all of Assignor’s right, title and interest in the Phase II Purchase Contract to Assignee.

NOW THEREFORE, in consideration of the foregoing, the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Assignment. Assignor hereby assigns, transfers and conveys to Assignee all of its right, title and interest in, to and under (i) the Phase II Purchase Contract; (ii) the $750,000 earnest money deposit by Assignor thereunder; and (iii) all reports, inspections, certifications and other instruments and documents relating to the Phase II Property and received or generated by Assignor in connection with the investigation and acquisition of the Phase II Property pursuant to the Agreement and all representations and warranties made to Assignor in connection therewith (collectively, together with the Agreement and the earnest money, the “Transferred Assets”).

2.          Acceptance. Assignee hereby: (a) accepts the assignment of the Phase II Purchase Contract; (b) agrees to be bound by the terms and conditions of the Phase II Purchase Contract; and (c) assumes all of Assignor’s obligations under the Phase II Purchase Contract arising from and after the date hereof.

3.          Assignor’s Indemnification. Assignor, on demand, shall indemnify and hold Assignee harmless for, from, and against any and all loss, cost, damage, claim, liability or expense, including court costs and attorneys’ fees in a reasonable amount, arising out of (i) any breach of the Phase II Purchase Contract by Assignor or its agents occurring prior to the date hereof, or (ii) arising from any breach of this Assignment by Assignor, or (iii) arising from any claim by any third party challenging the assignment by Assignor of the Phase II Purchase Contract or asserting a claim for brokerage commissions (or similar fees) relating to the Phase II Purchase Contract. The foregoing indemnification shall include loss, cost, damage, claim, liability or expense from any injury or damage of any kind whatsoever (including death) to persons or property.

4.          Assignee’s Indemnification. Assignee, on demand, shall indemnify and hold Assignor harmless for, from, and against any and all loss, cost, damage, claim, liability or expense, including court costs and attorneys’ fees in a reasonable amount, arising out of any breach of the Phase II Purchase Contract by Assignee or its agents occurring on or after the date hereof or arising from any breach of this Assignment by Assignee or otherwise arising out of the Phase II Purchase Contract (except to the extent such matters relate to Assignor’s prior breach of the Phase II Purchase Contract regardless of whether such breach was known on the date hereof). The foregoing indemnification shall include loss, cost, damage, claim, liability or expense from any injury or damage of any kind whatsoever (including death) to persons or property.

5.          Further Assurances. Assignor represents and warrants that it has made no prior assignment of its right, title and interest in and to the Phase II Purchase Contract, that it has delivered a true, correct and complete copy of the Phase II Purchase Contract (together with all amendments thereto) to Assignee, and that it has full right, power and authority to assign its rights in and to the Phase II Purchase Contract and to enter into this Assignment. Each of the parties hereto agrees to execute such other, further and different documents and perform such other, further and different acts as may be reasonably necessary or desirable to carry out the intent and purpose of this Assignment.

6.          Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.          Governing Law. This Assignment shall be governed in all respects, including validity, interpretation and effect, by and shall be enforceable in accordance with the internal laws of the State of North Carolina, without regard to conflicts of laws principles.

8.          Counterpart Execution. This Assignment may be executed in multiple counterparts, each one of which will be deemed an original, but all of which shall be considered together as one and the same instrument. Further, in making proof of this Assignment, it shall not be necessary to produce or account for more than one such counterpart. Execution by a party of a signature page hereto shall constitute due execution and shall create a valid, binding obligation of the party so signing, and it shall not be necessary or required that the signatures of all parties appear on a single signature page hereto.

9.          Entire Agreement. This Assignment, together with that certain Purchase and Sale Agreement and Escrow Instructions dated May __, 2015 (the “Phase I Contract”), contains the entire agreement between the parties regarding the subject matter hereof. Any prior agreements, discussions or representations not expressly contained herein or in the Phase I Contract shall be deemed to be replaced by the provisions hereof and no party has relied on any such prior agreements (other than the Phase I Contract), discussions or representations as an inducement to the execution hereof.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Assignment to be executed by their duly authorized representatives as of the date first above written.

ASSIGNOR:

AR OWNER, LLC,
a Delaware limited liability company

By:	AR DEVELOPER, LLC,
a Georgia limited liability company,
its Managing Member

	By:	CATALYST DEVELOPMENT
PARTNERS II, LLC,
a Georgia limited liability company,
its Sole Member and Sole Manager

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title: